UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LIGHTING SCIENCE GROUP CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

1227 South Patrick Drive

Building 2A

Satellite Beach, Florida 32937

(321) 779-5520

August 28, 2012

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Lighting Science Group Corporation to be held at 9:00 a.m., Eastern Time, on September 13, 2012 at our headquarters located at 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937.

Enclosed are the notice of meeting of stockholders and proxy statement, which describe the business that will be acted upon at the meeting, as well as our 2011 Annual Report, which includes our financial statements.

Your vote is very important, regardless of the number of shares of our voting securities that you own. To vote your shares, you may use the enclosed proxy card or attend the meeting and vote in person. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting. On behalf of the Board of Directors, I urge you to complete, sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the meeting in person.

Thank you for your support of our Company. I look forward to seeing you at the Annual Meeting.

Sincerely,

Steven G. Marton

Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 13, 2012:

Our Proxy Statement and 2011 Annual Report are available at:

http://investor.lsgc.com/financials.cfm.

LIGHTING SCIENCE GROUP CORPORATION

1227 South Patrick Drive

Building 2A

Satellite Beach, Florida 32937

(321) 779-5520

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 13, 2012

The 2012 Annual Meeting of Stockholders of Lighting Science Group Corporation, a Delaware corporation, will be held on September 13, 2012 at 9:00 a.m. Eastern Time, at our headquarters located at 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937. We will consider and act on the following items of business at the Annual Meeting:

(1)	Election of four directors to serve on our Board of Directors for which the following are nominees: Karel (Kaj) Robert den Daas, Donald Harkleroad, Steven G. Marton and Leon Wagner.

(2)	Approval of our 2012 Amended and Restated Equity-Based Compensation Plan.

(3)	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2012.

(4)	Such other business as may properly come before the Annual Meeting.

Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

The Board of Directors has fixed the close of business on August 10, 2012 as the record date (the “Record Date”). Only holders of record of shares of our common stock on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s) or adjournment(s) of the Annual Meeting. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at the office of the Company during regular business hours for the 10 calendar days prior to and during the Annual Meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS

ARE IMPORTANT.

If your shares are registered in your name, even if you plan to attend the Annual Meeting or any postponement or adjournment of the Annual Meeting in person, we request that you complete, date, sign and mail the enclosed form of proxy in accordance with the instructions set out in the form of proxy and in the proxy statement to ensure that your shares will be represented at the Annual Meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

By Order of the Board of Directors,

Zvi Raskin

Corporate Secretary

August 28, 2012

1227 South Patrick Drive

Building 2A

Satellite Beach, Florida 32937

(321) 779-5520

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 13, 2012

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” “the Company,” or “Lighting Science Group” refer to Lighting Science Group Corporation, a Delaware corporation, and its consolidated subsidiaries as a whole. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.001 per share.

The accompanying proxy is solicited by the Board of Directors, or the Board, on behalf of Lighting Science Group Corporation to be voted at the 2012 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on September 13, 2012, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Annual Meeting. This Proxy Statement and accompanying form of proxy are dated August 28, 2012 and are expected to be first sent or given to stockholders on or about August 31, 2012.

The executive offices of the Company are located at, and the mailing address of the Company is, 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 13, 2012:

Our Proxy Statement and 2011 Annual Report are available at:

http://investor.lsgc.com/financials.cfm.

ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a street name holder, you must obtain a proxy from your broker or nominee in order to vote your shares in person at the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice, which include the following:

(1)	the election of four directors to the Board to serve until the 2013 annual meeting of stockholders;

(2)	the approval of our 2012 Amended and Restated Equity-Based Compensation Plan (the “Equity Plan”);

(3)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2012; and

(4)	such other business as may arise that may properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

Also, immediately following the vote on these matters, management will report on the Company’s performance during the last fiscal year and respond to questions from stockholders.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send only one copy of this Proxy Statement to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate Proxy Statement in the future, he or she may contact us by mail at Lighting Science Group Corporation, 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937, Attn: Investor Relations or by calling (321) 779-5520 and asking for Investor Relations. Eligible stockholders of record receiving multiple copies of our Proxy Statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Investor Relations at the address or phone number set forth above.

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. In the future, the Company may choose to distribute proxy information in this manner.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in street name. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on August 10, 2012 (the “Record Date”). The Record Date is established by the Board as required by Delaware law. On the Record Date, 204,541,062 shares of common stock (which excludes 2,505,000 treasury shares) and 65,051 shares of Series H Convertible Preferred Stock (“Series H Preferred Stock”) and 62,365 shares of Series I Convertible Preferred Stock (“Series I Preferred Stock”) were issued and outstanding.

Who is entitled to vote at the Annual Meeting?

Holders of common stock at the close of business on the Record Date may vote at the Annual Meeting. As described in the section entitled “Certain Relationships and Related Transactions,” certain holders of our shares of Series H Preferred Stock and Series I Preferred Stock have a contractual right to elect directors at the Annual Meeting but do not otherwise have a right to vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of common stock is entitled to one vote per share of common stock on all matters to be acted upon at the Annual Meeting. Our Amended and Restated Certificate of Incorporation prohibits cumulative voting rights.

The presence, in person or by proxy, of the holders of a majority of the voting power of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, the Company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. The Proxy Statement and proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Proxy Statement and proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions they included in the mailing or by following their instructions for voting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposals 1 or 2 presented in this Proxy Statement.

How do I vote my shares?

If you are a record holder, you may vote your voting securities at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the Annual Meeting. To vote by proxy, you must mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

The proxy card is fairly simple to complete, with specific instructions on the card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your stock at the Annual Meeting in accordance with your instructions. The Board has appointed Zvi Raskin and Thomas Shields to serve as the proxies for the Annual Meeting.

Your proxy card will be valid only if you sign, date and return it before the Annual Meeting. If you complete all of the proxy card except one or more of the voting instructions, then the designated proxies will vote your shares “FOR” each proposal as to which you provide no voting instructions. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you partially complete the voting instruction but fail to complete one or more of the voting instructions, then your broker may be unable to vote your shares with respect to the proposal as to which you provide no voting instructions. See “What is a broker non-vote?” Alternatively, if you want to vote your shares in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares in person at the Annual Meeting.

Who counts the votes?

All votes will be tabulated by Zvi Raskin, the inspector of election appointed for the Annual Meeting. Each proposal will be tabulated separately.

Can I vote my shares in person at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your shares at the meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you may vote your shares in person only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares.

Even if you currently plan to attend the Annual Meeting, we recommend that you also return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What are my choices when voting?

When you cast your vote on:

Proposal 1:	You may vote for all director nominees or may withhold your vote as to one or more director nominees.
Proposals 2 and 3:	You may vote for the proposal, against the proposal or abstain from voting on the proposal.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

“FOR” Proposals 1, 2 and 3.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

“FOR” Proposals 1, 2 and 3.

If you are a street name holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee may be unable to vote those shares. See “What is a broker non-vote?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

•

Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Annual Meeting to revoke your proxy.

•	Completing and submitting a new valid proxy bearing a later date.

•	Giving written notice of revocation to the Company, to the attention of the Corporate Secretary, at the Company’s address above, which notice must be received before noon on September 12, 2012.

If you are a street name holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What votes are required to approve each proposal?

Assuming the presence of a quorum, with respect to Proposal 1, the four director nominees who receive the most votes from the holders of the shares of our common stock for their election will be elected, i.e., the affirmative vote of the holders of a plurality of the shares of common stock voting at the Annual Meeting is required for the election of the director nominees. Proposals 2 and 3 will require the approval of a majority of the votes cast at the Annual Meeting.

How are abstentions and broker non-votes treated?

Any stockholder who is present at the Annual Meeting, either in person or by proxy, who abstains from voting, will still be counted for purposes of determining whether a quorum exists for the meeting. An abstention will not be counted as an affirmative or negative vote in the election of directors (Proposal 1) and will have no effect on the outcome of the vote with respect to Proposal 1. However, the proposal to approve our Equity Plan (Proposal 2) and the ratification of the selection of KPMG LLP as our independent auditor for fiscal 2012 (Proposal 3) each must be approved by the affirmative vote of the holders of a majority of the voting securities present, in person or by proxy, and entitled to vote on such matters. As a result, an abstention with respect to either of these two proposals will be counted as present for purposes of determining the presence of a quorum and therefore will have the effect of a “no vote.”

Broker non-votes are included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting.

If you hold your shares in street name and you do not instruct your bank or broker how to vote, your shares may constitute broker non-votes, resulting in no votes being cast on your behalf.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company expects to publish the voting results in a current report on Form 8-K, which it expects to file with the SEC within four business days of the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the attached appendices and the documents we refer to in this Proxy Statement. If you have any questions, or need additional materials, please feel free to contact Investor Relations at (321) 779-5520.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated four directors for election at the Annual Meeting by the stockholders (each referred to herein as a “Company Nominee” and, collectively as the “Company Nominees”). The Board manages Lighting Science Group’s business and affairs, exercises all corporate powers, and establishes corporate policies. Our Amended and Restated Bylaws (“Bylaws”) currently provide that the Board will consist of such number of directors as may be determined from time to time by resolution of the Board, which is currently fixed at nine directors. The Board has determined to nominate only four Company Nominees, leaving one Board vacancy. After the Annual Meeting, the Board plans to either seek a qualified candidate for such vacant position or reduce the authorized number of directors to eight. Proxies cannot be voted for a greater number of persons than the number of Company Nominees named in the Proxy Statement.

On May 25, 2012, we entered into a Preferred Stock Subscription Agreement with RW LSG Holdings LLC (“Riverwood Holdings”) and certain other investors (the “Subscription Agreement”) pursuant to which we issued 60,705 shares of Series H Convertible Preferred Stock (“Series H Preferred Stock”) and 6,364 shares of Series I Convertible Preferred Stock (“Series I Preferred Stock,” and together with the Series H Preferred Stock, the “Preferred Shares”) at a price of $1,000 per Preferred Share (the “Preferred Offering”). Effective upon consummation of the Preferred Offering, each of Robert Bachman, David Bell, Charles Darnell, Michael Kempner, T. Michael Moseley and Richard Weinberg resigned as a member of our Board. In addition, on May 25, 2012, holders of all of our then issued and outstanding shares of Series G Preferred Stock, including certain affiliates of Pegasus Capital Advisors, L.P. (“Pegasus Capital”), which, collectively with its affiliates, is our largest stockholder, elected to convert such shares into 4,346 shares of Series H Preferred Stock and 50,001 shares of Series I Preferred Stock (the “Rollover Offering”). Furthermore, on May 25, 2012, we entered into an Exchange and Redemption Agreement (the “Exchange Agreement”) with Continental Casualty Corporation (“Continental”) and LSGC Holdings LLC, an affiliate of Pegasus Capital (“LSGC Holdings”), pursuant to which, among other things, we issued 6,000 additional shares of Series I Preferred Stock to Continental. These transactions are discussed in more detail in the section of this proxy statement titled “Certain Relationships and Related Transactions.”

The Certificate of Designation establishing the terms of the Series H Preferred Stock (the “Series H Certificate of Designation”) and the Certificate of Designation establishing the terms of the Series I Preferred Stock (the “Series I Certificate of Designation,” and together with the Series H Certificate of Designation, the “Certificates of Designation”) provide each of Riverwood Holdings and its affiliates (collectively, referred to herein as “Riverwood”) and Pegasus Capital and its affiliates, respectively, with the right to designate two representatives to the Board for so long as Riverwood or Pegasus Capital (as applicable) or their respective affiliates continue to beneficially own at least 2,500 shares of Series H Preferred Stock or Series I Preferred Stock, respectively. Effective May 25, 2012 and pursuant to these rights, Riverwood designated Thomas Smach and Nicholas Brathwaite as directors of the Company to serve on behalf of the holders of Series H Preferred Stock (the “Series H Directors”) and Pegasus Capital designated Andrew Cooper and Steven Wacaster as directors of the Company to serve on behalf of the holders of Series I Preferred Stock (the “Series I Directors”). Riverwood has indicated its intent to re-designate Messrs. Brathwaite and Smach as the Series H Directors, and Pegasus Capital has indicated its intent to re-designate Messrs. Cooper and Wacaster as the Series I Directors. Other than the rights provided in the Certificates of Designation, there are no arrangements or understandings between any nominee and any other person pursuant to which any nominee was selected.

Directors are elected to serve until the next annual meeting of stockholders and their successors have been elected and qualified. Other than with respect to the Series H Directors and the Series I Directors, vacancies on the Board resulting from death, resignation, disqualification, removal or other causes, or by newly created directorships resulting from any increase in the number of directors, may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum of the Board is present, and any director elected as a result of a vacancy or a newly created directorship shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified.

If a quorum is present, the Company Nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Abstentions and broker non-votes have no effect on the vote. The four Company Nominees receiving the highest number of affirmative votes of the shares of common stock entitled to be voted for such directors will be elected directors of the Company. Shares of common stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. Should any Company Nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board may nominate or designate. Each Company Nominee has agreed to serve, if elected, and the Board has no reason to believe that any Company Nominee will be unable to serve.

The following table sets forth the Company Nominees for election at the Annual Meeting and information with respect to their position with Lighting Science Group and age.

Name	Age	Positions
Steven G. Marton	56	Chief Executive Officer and Director
Donald Harkleroad	68	Director
K.R. (Kaj) den Daas	61	Director
Leon Wagner	58	Director

As permitted under Certificates of Designation establishing the terms of our Series H Preferred Stock and Series I Preferred Stock, Riverwood has indicated its intent to re-designate Messrs. Brathwaite and Smach as the Series H Directors and Pegasus Capital has indicated its intent to re-designate Messrs. Cooper and Wacaster as the Series I Directors. The following table sets forth the Series H Directors and the Series I Directors and information with respect to their position with Lighting Science Group and age.

Name	Age	Positions
Series H Directors:
Nicholas Brathwaite	53	Chairman of the Board
Thomas Smach	52	Director

Series I Directors:
Andrew Cooper	42	Director
Steven Wacaster	36	Director

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the directors’ individual biographies set forth below. Each of our directors exhibits collegiality, honesty and integrity. There are no family relationships between any of our directors or executive officers.

Set forth below is biographical information for each Company Nominee, the Series H Directors and the Series I Directors.

Company Nominees

Steven G. Marton

Steven G. Marton joined our Board on May 25, 2012 and was appointed to serve as our Chief Executive Officer, on an interim basis, on May 18, 2012. Mr. Marton has served as a senior operating partner at Pegasus Capital since April 2008 and has been actively involved in our operations, in a consulting capacity, since February 2012. He has spent over 20 years in general management, new product development and brand leadership in the consumer packaged goods and pet care industries. Prior to joining Pegasus Capital, from 2004 to 2008, Mr. Marton served as group president of the office products division of Newell Rubbermaid, and earlier served as president and chief operating officer of Hill’s Pet Nutrition. He is currently chairman of Halo, Purely for Pets as well as a board member of iGPS, Hain Pure Protein Corporation and PetSmart Charities. He is also a member of the board of advisors to the Cummings School of Veterinary Medicine at Tufts University.

We believe Mr. Marton is qualified to serve on our Board because of his extensive operating experience and business knowledge through his service in a management capacity for a number of public and private companies.

Donald Harkleroad

Donald Harkleroad has served as a director for us since 2003 and served as Vice Chairman of the Board from December 2010 to May 2012. He currently serves as president of The Bristol Company, an Atlanta-based private holding company with interests in the food service, technology services, real estate and merchant banking industries. From 2003 until 2011, Mr. Harkleroad served as a director for Easylink Services International Corp., a global provider of on-demand electronic messaging and transaction services. Until its sale in 2006, he was also a founding director of Summit Bank Corporation, a commercial bank with offices in Georgia, Texas and California.

We believe Mr. Harkleroad is qualified to serve on our Board because he brings significant operating, finance, legal and business knowledge through having participated in various management roles at a number of public and private companies and having practiced corporate and securities law for over 30 years. In addition, Mr. Harkleroad brings an ability to identify and implement strategic growth opportunities that help to provide guidance as the Company identifies new ways to compete.

Karel (Kaj) Robert den Daas

Karel (Kaj) Robert den Daas joined our Board on May 25, 2012. Mr. den Daas has been the owner of Dasio Consulting, a Netherlands-based consulting firm which provides strategic advice to an array of electrical industry clients in North America and Europe, since 2010. Prior to that, since 1977, he served in various capacities with Koninklijke Philips Electronics N.V., the world’s largest producer, manufacturer and marketer of lighting products for industrial, commercial and consumer use, and its affiliates, including: from 2006 to 2009, as chairman of Philips Lighting North America and chief executive officer of BU Professional Luminaires North America; from 2003 to 2006, as chief operations officer of BG Lamps and Executive Vice-President of Philips Lighting B.V.; and from 1999 to 2003, as chief executive officer of Philips’ Business Unit—Lamps for Europe, the Middle East and Africa (2001-2003), and the Asia Pacific (1999-2001). Mr. den Daas has also served, since January 2011, as an independent member of the boards of directors of iWatt, a leader in Power IC’s for a.o. lighting applications; LUXIM Corp., a world leader in plasma technology lighting solutions; GLO AB, a development-stage VC-backed company active in nano technology LED’s; since May 2010, as an independent director of NVC Lighting, the largest domestic lighting company in China, where he also serves as a member of the audit committee, chair of the remuneration committee and member of the nomination committee; and since October 2004, as an independent director of Valmont Industries Inc., the world leader in engineered support structures and services for infrastructure and water management for agriculture, where he also serves as member of the audit committee and international committee.

Mr. den Daas holds a doctoral degree in Business Economics form Erasmus University, Rotterdam and completed coursework at Harvard Business School (Audit Committee Program, 2008), London Business School (Strategic Leadership Programme, 2006) and INSEAD (Advanced Management Programme, 1996). He is a member of the Illumination Engineering Society of North America and from 2008 to 2010 served as Governor of the National Electrical Manufacturers Association. Mr. den Daas is the recipient of the Stansilaw Staszic Medal from the Government of Pila, Poland.

We believe Mr. den Daas is qualified to serve on our Board because of his thorough knowledge and understanding of the worldwide lighting business, his financial expertise and his significant top-level operational experience.

Leon Wagner

Leon Wagner has served as a director for us since January 2011. Mr. Wagner was a founding partner and chairman of GoldenTree Asset Management, from 2000 to 2010 an alternative asset management firm specializing in leveraged loans, high yield bonds, distressed assets and equities in hedge, long only and structured funds. At the time of his retirement in December 2010, GoldenTree managed in excess of $12 billion in capital. Prior to founding GoldenTree, Mr. Wagner was the co-head of the high yield sales and trading department at CIBC World Markets (“CIBC”), a provider of credit and capital markets products, securities, brokerage and asset management services, from 1995 to 2000. He joined CIBC in 1995 when it acquired The Argosy Group, LP. Mr. Wagner directed public and private placement marketing and structuring for high yield issuance at both institutions. Mr. Wagner is also a distinguished philanthropist and the 2003 recipient of the Gustave L. Levy Award, presented by the UJA-Federation of New York, in recognition of service to the community. Mr. Wagner received his M.B.A. from the University of Chicago Graduate School of Business and a B.A. from Lafayette College.

We believe Mr. Wagner is qualified to serve on our Board because he brings significant financial experience and knowledge to the Board.

Series H Directors

Nicholas Brathwaite

Nicholas Brathwaite joined our Board on May 25, 2012. Mr. Brathwaite is a founding partner of Riverwood Capital Partners L.P., an affiliate of Riverwood Holdings (“Riverwood Capital”). While with Riverwood Capital, Mr. Brathwaite served as chief technology officer at Flextronics International, a NASDAQ-listed electronics manufacturing services (EMS) provider, from 1996 to 2007 and as the interim chief executive officer for Aptina Imaging Corporation from February 2007 to August 2008. Mr. Brathwaite served as a member of the board of directors of Tessera Technologies, Inc., a NASDAQ-listed intellectual property, imaging and optics company, from February 2008 until May 2011, and Photon Dynamics, Inc. until its acquisition in October 2008. Mr. Brathwaite earned a M.S. in Polymer Science Engineering from the University of Waterloo, Canada and a B.S. in Applied Chemistry from McMaster University, Canada.

We believe Mr. Brathwaite is qualified to serve on our Board because he brings a unique combination of technology know-how and commercial judgment to the Board.

Thomas Smach

Thomas Smach joined our Board on May 25, 2012. Mr. Smach is a founding partner of Riverwood Capital. From January 2005 to June 2008, Mr. Smach served as the chief financial officer of Flextronics. From April 2000 to December 2004, Mr. Smach served as senior vice president—finance of Flextronics. From 1997 to April 2000, he served as the senior vice president, chief financial officer and treasurer of The Dii Group, Inc., an EMS provider and publicly-traded company that merged with Flextronics in early 2000. Mr. Smach serves as chairman of the board of Crocs, Inc., a NASDAQ listed company. Mr. Smach, a certified public accountant, has extensive accounting and financial management experience having served as the chief financial officer of global public companies.

We believe Mr. Smach is qualified to serve on our Board because he brings significant international manufacturing and business experience from his leadership positions at a number of public and private companies. Mr. Smach is also well versed in SEC compliance and risk oversight.

Series I Directors

Andrew Cooper

Andrew Cooper joined our Board on May 25, 2012. Mr. Cooper is a partner at Pegasus Capital and has been with the firm since 2005. Mr. Cooper has over 18 years of business development, operating, and private equity investing experience. Previously, from 1999 to 2005, Mr. Cooper was a senior vice president at Priceline.com, and from 1997 to 1999, he served as director of business operations for Oxford Health Plans, Inc. Mr. Cooper is a graduate of the University of Pennsylvania’s Wharton School of Business and Duke University.

We believe Mr. Cooper is qualified to serve on our Board because of his extensive business operations experience and leadership roles with a number of public and private companies.

Steven Wacaster

Steven Wacaster joined our Board on May 25, 2012. Mr. Wacaster is a partner at Pegasus Capital and has been with the firm since 2005. Previously, Mr. Wacaster worked in the investment banking division at Credit Suisse First Boston in New York. Mr. Wacaster is a graduate of the University of North Carolina at Chapel Hill and the University of Virginia, Darden School of Business.

Mr. Wacaster brings a significant amount of business experience to the Board through his financial expertise and having previously served as a director of several other companies.

Required Vote and Board Recommendation

If a quorum is present and voting, the four Company Nominees receiving the highest number of votes will be elected as directors. If you hold your shares in your own name and abstain from voting on the election of directors, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote for the four nominees, your broker will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the vote.

The Board recommends that you vote FOR each Company Nominee.

CORPORATE GOVERNANCE

Lighting Science Group, with the oversight of the Board and its committees, operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees, including employees of our subsidiaries, as well as each of our directors and certain persons performing services for us. The code of ethics addresses, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, Company funds and assets, confidentiality and corporate opportunity requirements and the process for reporting violations of the code of ethics, employee misconduct, improper conflicts of interest or other violations. The code of ethics is available on our website at www.lsgc.com under “Who We Are” and the “Corporate Governance” section under “Investor Relations.” To date, there have not been any waivers by us of the code of ethics.

Board Composition

Our Amended and Restated Certificate of Incorporation and Bylaws provide that our Board will consist of such number of directors as determined from time to time by resolution adopted by a majority of the total number of authorized directors whether or not any vacancies exist in previously authorized directorships. Our Board currently consists of nine seats. As noted above, the Board has determined to leave one Board vacancy and it plans to either seek a qualified candidate for such vacancy or reduce the authorized number of directors to eight following the Annual Meeting. Subject to any rights applicable to any then outstanding preferred stock, any additional directorships resulting from an increase in the number of directors may only be filled by the directors then in office unless otherwise required by law or by a resolution passed by the Board. The term of office for each director will be until his or her successor is elected at our annual meeting or his or her death, resignation or removal, whichever is earliest to occur. Stockholders will elect directors each year at our annual meeting.

We have no formal policy regarding Board diversity. Our Board believes that each director should have a basic understanding of the principal operational and financial objectives and plans and strategies of the Company, the results of operations and financial condition of the Company and the relative standing of the Company in relation to our competitors. We take into consideration the overall composition and diversity of the Board and areas of expertise that director nominees may be able to offer, including business experience, knowledge, abilities and customer relationships. Generally, we will strive to assemble a Board that brings to us a variety of perspectives and skills derived from business and professional experience as we may deem are in our and our stockholders’ best interests. In doing so, we will also consider candidates with appropriate non-business backgrounds.

Director Independence

Although Lighting Science Group is not currently listed on The NASDAQ Stock Market or any other exchange, the Company relies on the definition of independence established by NASDAQ rules. Under The NASDAQ Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. During 2011, our Board determined that each of Robert E. Bachman, Charles Darnell and Mr. Harkleroad were “independent directors,” as defined under Rule 5605(a)(2) of The NASDAQ Marketplace Rules. Following the resignation of Messrs Bachman and Darnell from the Board, our Board has affirmatively determined that Messrs. den Daas, Harkleroad and Wagner are “independent directors,” as defined under Rule 5605(a)(2) of The NASDAQ Marketplace Rules.

Because LSGC Holdings holds more than 50% of the voting power for the election of our directors, we would qualify as a “controlled company” under The NASDAQ Marketplace Rules. As a controlled company, exemptions under The NASDAQ Marketplace Rules provide relief from the obligation to comply with certain corporate governance requirements, including the requirements:

•	that a majority of our Board consists of “independent directors,” as defined under The NASDAQ Marketplace Rules; and

•	that our Compensation Committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

These exemptions do not modify the independence requirements for our Audit Committee, and we would be required to comply with the requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and The NASDAQ Marketplace Rules within the applicable time frame in the event that we become listed on a NASDAQ exchange.

Board Committees, Meetings and Attendance

During 2011, the Board held 11 meetings. We expect our directors to attend Board meetings, meetings of any committees on which they serve and each annual meeting of stockholders. During 2011, each director attended at least 75% of the total number of meetings held by the Board and Board committees of which such director was a member. Five of our then serving directors attended our last annual meeting of stockholders, which was held on August 10, 2011.

The Board delegates various responsibilities and authority to different Board committees. Committees regularly report on their activities and actions to the full Board. Currently, the Board has established an Audit Committee, Compensation Committee, Executive Committee and a Committee of Independent Directors. Committee assignments are re-evaluated annually and approved by the Board annually. Each of these committees operates under a charter that has been approved by our Board. The current charters of each of these committees are available on our website at www.lsgc.com under “Who We Are” and the “Corporate Governance” section under “Investor Relations.” Following, the Board’s reconfiguration in connection with the Preferred Offering, the Board dissolved and disbanded the Governance Committee and the Finance Committee on June 8, 2012.

Audit Committee

The Audit Committee is responsible for, among other matters: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm their independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of their audit; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (7) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (8) reviewing and monitoring the guidelines and policies governing risk assessment and risk management.

During 2011, the Audit Committee was composed of Mr. Bachman (Committee Chair) and Messrs. Darnell and Harkleroad. The Audit Committee met eight times during 2011. On May 25, 2012, in connection with the Preferred Offering, Messrs. Bachman and Darnell resigned from the Board and as members of the Audit Committee. To address the vacancies created by such resignations, on June 8, 2012, the Board appointed Mr. den Daas as Committee Chair and Mr. Smach as a member of the Audit Committee.

Other than Mr. Smach, our Board has determined that each of the members of our Audit Committee is independent within the meaning of The NASDAQ Marketplace Rules and Rule 10A-3 under the Exchange Act. Our Board has determined that Mr. Smach qualifies as an “audit committee financial expert,” as defined under applicable regulations of the SEC.

Compensation Committee

Our Compensation Committee is responsible for, among other matters: (1) recommending to our Board for consideration, the compensation and benefits of our executive officers and key employees; (2) monitoring and reviewing our compensation and benefit plans to ensure that they meet corporate objectives; (3) administering our stock and other incentive compensation plans and programs and preparing recommendations and periodic reports to the Board concerning these matters; (4) preparing, if necessary, the Compensation Committee report that may be required by SEC rules to be included in our annual report; and (5) preparing recommendations and periodic reports to the Board concerning these matters.

During 2011, the Compensation Committee was composed of Mr. Bell (Committee Chair) and Messrs. Harkleroad, Moseley and Weinberg. The Compensation Committee met five times during 2011. On May 25, 2012, in connection with the Preferred Offering, Messrs. Bell, Moseley and Weinberg resigned from the Board and as members of the Compensation Committee. On June 8, 2012, the Board reconstituted the Compensation Committee, appointing Mr. Brathwaite to serve as Committee Chair and Messrs. Wacaster and Wagner to serve as members of such committee.

Governance Committee

During 2011 and until its dissolution, the Governance Committee had responsibility for, among other things: (1) recommending persons to be selected by our Board as nominees for election as directors and to fill any vacancies on the Board; (2) recommending persons to be selected by our Board as members and chairperson for each Board committee; (3) analyzing and proposing for decision of the Board the governance structure of the Company; (4) reviewing and making recommendations to the Board regarding compensation paid to the directors; and (5) monitoring our performance in meeting our obligations of fairness in internal and external matters and our principles of corporate governance.

During 2011 and until its dissolution, the Governance Committee was composed of Mr. Harkleroad (Committee Chair) and Messrs. Bachman and Weinberg. The Governance Committee generally met as part of all formal Board meetings, but it met separately one time during 2011. On May 25, 2012, in connection with the Preferred Offering, Messrs. Bachman and Weinberg resigned from the Board and as members of the Governance Committee. On June 8, 2012, the Board dissolved and disbanded the Governance Committee.

Executive Committee

Our Executive Committee reviews and, where appropriate, approves corporate action with respect to the conduct of our business between Board meetings. The Executive Committee has the authority of the full Board, except for specific powers that are required by law to be exercised by the full Board. Actions taken by the Executive Committee are reported to the Board at its next meeting.

At the beginning of 2011, the Executive Committee was composed of Mr. Weinberg (Committee Chair) and Messrs. Darnell, Harkleroad and Kempner. In June 2011, the Executive Committee was re-constituted to consist of Mr. Haworth (Committee Chair) and Messrs. Weinberg, Darnell, Kempner and Harkleroad. The Executive Committee met one time during 2011. On May 25, 2012, in connection with the Preferred Offering, Messrs. Haworth, Darnell, Kempner and Weinberg resigned from the Board and as members of the Executive Committee. On June 8, 2012, the Board appointed Mr. Brathwaite as Committee Chair and Messrs. Wacaster and Wagner as the members of such committee.

Finance Committee

During 2011 and until its dissolution, the Finance Committee was responsible for the oversight of, among other matters, our: (1) capital structure plans and strategies and specific debt and equity financings, (2) short-term and long-term financing plans, (3) major commercial banking, investment banking, financial consulting, insurance and other financial relationships, (4) cash management plans, strategies and activities and (5) plans and strategies for managing exposure to economic risks.

During 2011 and until its dissolution, the Finance Committee was composed of Mr. Wagner (Committee Chair) and Messrs. Harkleroad and Weinberg. The Finance Committee did not meet during 2011. On May 25, 2012, in connection with the Preferred Offering, Mr. Weinberg resigned from the Board and as a member of the Finance Committee. On June 8, 2012, the Board dissolved and disbanded the Finance Committee.

Committee of Independent Directors

Our Committee of Independent Directors was formed by resolution of the Board to: (1) consider, negotiate and approve or reject related-party transactions, without further Board approval, between the Company and (a) Pegasus Capital and its affiliates; (b) executive officers or directors of the Company; or (c) any other person or entity that may be deemed an affiliate or related party; and (2) approve awards under the Company’s Equity Plan, (in addition to the authority of the Compensation Committee and the Board).

During 2011, the Committee of Independent Directors was composed of Messrs. Bachman, Darnell and Harkleroad. The Committee of Independent Directors met six times during 2011. On May 25, 2012, in connection with the Preferred Offering, Messrs. Bachman and Darnell resigned from the Board and as members of the Committee of Independent Directors. To address the vacancies created by such resignations, on June 8, 2012, the Board appointed Messrs. den Daas and Wagner to serve as members of the Committee of Independent Directors.

Director Nominations

On June 8, 2012, our Board dissolved and disbanded the Governance Committee. As a result, we no longer have a standing nominating committee, as such committee is described under The NASDAQ Marketplace Rules. Because we would qualify as a “controlled company” under The NASDAQ Marketplace Rules, and in light of the rights recently granted to the holders of our Series H Preferred Stock and Series I Preferred Stock to designate two representatives to the Board, respectively, our Board has determined that it is appropriate not to have a standing nominating committee. As a result, our Board presently considers all matters for which a nominating committee would be responsible and each member of our Board participates in the consideration of director nominees.

The Board considers all qualified candidates identified by members of the Board, by senior management and by stockholders. The Board follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of senior management. We did not pay fees to any third party to assist in the process of identifying or evaluating director candidates during 2011.

Our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our Annual Meeting. To recommend a nominee for election to the Board, a stockholder must submit his or her recommendation to the Corporate Secretary at our corporate offices at 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937. Such nomination must satisfy the notice, information and consent requirements set forth in our Bylaws and must be received by us prior to the date set forth under “Stockholder Proposals” below. A stockholder’s recommendation must be accompanied by the information with respect to stockholder nominees as specified in our Bylaws, including among other things, the name, age, address and occupation of the recommended person, the proposing stockholder’s name and address, the ownership interests of the proposing stockholder and any beneficial owner on whose behalf the nomination is being made (including the number of shares beneficially owned, any hedging, derivative, short or other economic interests and any rights to vote any shares) and any material monetary or other relationships between the recommended person and the proposing stockholder and/or the beneficial owners, if any, on whose behalf the nomination is being made.

In evaluating director nominees, the Board considers the following factors:

•	the appropriate size and makeup of our Board;

•

our needs with respect to the particular knowledge, skills and experience of nominees, including experience in corporate finance, technology, business, administration and sales, in light of the prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	experience with accounting rules and practices, and whether such a person qualifies as an “audit committee financial expert” pursuant to SEC rules; and

•	balancing continuity of our Board with periodic injection of fresh perspectives provided by new Board members.

Our Board believes that each director should have a basic understanding of the principal operational and financial objectives and plans and strategies of the Company, the results of operations and financial condition of the Company and the relative standing of the Company in relation to our competitors.

In identifying director nominees, the Board will first evaluate the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service will be considered for re-nomination.

If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board will identify another nominee with the desired skills and experience described above. The Board takes into consideration the overall composition and diversity of the Board and areas of expertise that director nominees may be able to offer, including business experience, knowledge, abilities and customer relationships. Generally, the Board will strive to assemble a Board that brings to us a variety of perspectives and skills derived from business and professional experience as it may deem are in our and our stockholders’ best interests. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Board Leadership Structure and Role in Risk Oversight

Mr. Haworth was appointed Chief Executive Officer on April 28, 2011 and Chairman of the Board on June 16, 2011. These appointments were made on the basis of the Board’s belief that Mr. Haworth was best situated to serve as our Chairman and Chief Executive Officer because he was intimately familiar with the Company’s business and industry and highly capable of efficiently and effectively identifying strategic priorities and leading the discussion and execution of strategy. Additionally, the Board believed that Mr. Haworth’s combined role as Chairman and Chief Executive Officer would promote strategy development and execution and facilitate information flow between management and the Board. On May 18, 2012, Mr. Haworth resigned as our Chairman and Chief Executive Officer. Following Mr. Haworth’s resignation, Mr. Marton was appointed as our Chief Executive Officer, to serve in that capacity on an interim basis. On June 8, 2012, the Board determined, in part due to the interim nature of Mr. Marton’s service as Chief Executive Officer, that the role of Chairman and Chief Executive Officer should be separated, and appointed Mr. Brathwaite to serve as our Chairman.

Our Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board. The Audit Committee receives reports from management concerning the Company’s assessment of risks. In addition, the Audit Committee reports regularly to the full Board, which also considers the Company’s risk profile. The Audit Committee and the full Board focus on the most significant risks facing the Company and the Company’s general risk management strategy. In addition, as part of its oversight of our Company’s executive compensation program, the Compensation Committee considers the impact of such program, and the incentives created by the compensation awards that it administers, on our Company’s risk profile. In addition, the Compensation Committee reviews all of our Company’s compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to our Company. The Compensation Committee has determined that, for all employees, our Company’s compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation.

Communications with Directors

The Board welcomes communication from the Company’s stockholders. Stockholders and other interested parties who wish to communicate with a member or members of our Board or a committee thereof may do so by addressing correspondence to the Board member, members or committee, c/o Corporate Secretary, Lighting Science Group Corporation, 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937. Our Corporate Secretary will review and forward correspondence to the appropriate person or persons.

Legal Proceedings

On June 22, 2012, Geveran Investments Limited (“Geveran”), a stockholder of the Company, filed a lawsuit against us and others in the Circuit Court of the 17th Judicial District in Broward County, Florida. The action, styled Geveran Invs. Ltd. v. Lighting Science Group Corp., et al, Cause No. 12-17738(07), names as defendants the Company, J.P. Morgan Securities, L.L.C. (“J.P. Morgan”), Pegasus Capital and a number of related entities, and certain individuals affiliated with the Company, J.P. Morgan and Pegasus Capital. The complaint asserts claims against the defendants for common law negligent misrepresentation and violation of the Florida securities laws. Geveran seeks unspecified damages, rescission of its $25.0 million investment in the Company, as well as recovery of costs and attorneys’ fees. We deny liability in connection with this matter and intend to vigorously defend this case.

PROPOSAL 2: APPROVAL OF THE COMPANY’S 2012 AMENDED AND RESTATED EQUITY-BASED COMPENSATION PLAN

On July 5, 2012, the Board adopted and recommended for stockholder approval the Equity Plan, which amends and restates the Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan that was approved by the Company’s stockholders effective as of August 8, 2011 (the “2011 Equity Plan”). The purpose of the amendment and restatement is to (1) increase the number of authorized shares of common stock that may be delivered pursuant to the 2011 Equity Plan from 28,000,000 to 55,000,000, (2) revise the definition of “Fair Market Value” to reflect the current construction of national securities markets, (3) increase the maximum stock option or SAR (defined below) award to any Covered Employee (as defined in the Equity Plan) from 2,500,000 shares to 7,000,000 shares of Company common stock, and (4) increase the maximum value of performance based awards for a Covered Employee from $500,000 to $1,500,000.

Equity compensation is an integral component of the Company’s compensation program because it permits the Company to attract and retain the services of key employees, directors and consultants by providing a means by which they can acquire and maintain stock ownership, or awards, aligning their interests with those of the stockholders. Accordingly, pursuant to the Equity Plan, the Company primarily grants incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, phantom stock awards or any combination of the foregoing. The Equity Plan and the 2011 Employee Stock Purchase Program are the only equity-based plans maintained by the Company. Under the Equity Plan, on the Record Date, there were options outstanding exercisable into 30,604,926 shares of our common stock and 139,471 outstanding unvested shares of restricted stock.

It is the judgment of the Board that the Equity Plan is in the best interest of the Company and its stockholders. In the event stockholder approval of the Equity Plan is not obtained by July 5, 2013, (1) options granted pursuant to the Equity Plan will not be treated as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and (2) awards granted under the Equity Plan to a Covered Employee will not be “performance-based compensation” within the meaning of Section 162(m) of the Code.

The following is a description of the Equity Plan. This description is qualified in its entirety by reference to the actual text of the Equity Plan, which is attached to this Proxy Statement as Appendix A.

Description of the Equity Plan

General. The purpose of the Equity Plan is to provide a means for the Company to: (i) attract, motivate, retain, and reward high quality executives and other employees, officers, directors, consultants, and other persons who provide services to the Company; (ii) provide a means by which those persons can acquire and maintain a proprietary interest in the Company, thereby strengthening their commitment to the welfare of the Company and their desire to remain in its employ; and (iii) provide those persons with incentive and reward opportunities designed to enhance the profitable growth of the Company. The Company is offering stock options, stock appreciation rights, restricted stock, phantom stock, dividend equivalents, other stock based awards, and performance or annual incentive awards (payable in cash or shares of the Company’s common stock) to eligible individuals pursuant to grants under the Equity Plan. The Equity Plan will remain in effect until the date no shares of common stock of the Company remain available for issuance under the Equity Plan, or if earlier, the date the Equity Plan is terminated by the Board.

Administration. Unless otherwise determined by the Board in accordance with the provisions of the Equity Plan, the Compensation Committee administers the Equity Plan other than with respect to director compensation, which is administered by the full Board. The Committee of Independent Directors also has authority to approve awards pursuant to the Equity Plan (the Compensation Committee and the Committee of Independent Directors, in such capacity, referred to as the “Committee”). Subject to the terms of the Equity Plan, the Committee will determine the persons to whom awards are to be made, determine the type, number and terms and conditions of awards, and all matters relating to awards, specify times at which awards will be exercisable or settleable (including performance conditions that may be required), prescribe forms of award agreements, establish performance goals or certify the extent of their achievement, interpret and specify rules and regulations relating to the administration of the Equity Plan, and make all other determinations that may be necessary or advisable to administer the Equity Plan.

Eligibility. Any employee (including an employee who is also a director or an officer), outside director of the Company, or other person providing services to the Company, is eligible to participate in the Equity Plan; provided that only employees of the Company shall be eligible to receive incentive stock options. The Committee, upon its own action, may grant, but shall not be required to grant, an award to any employee, outside director, or service provider. Awards may be granted by the Committee at any time and from time to time to new participants, or to some or all of the existing participants, and may include or exclude previous participants, as the Committee shall determine. Except as required by the Equity Plan, awards granted at different times need not contain similar provisions. The Committee’s determinations under the Equity Plan (including without limitation, determinations of which individuals, if any, are to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, including terms requiring forfeiture in the event of termination of employment) need not be uniform and may be made by it selectively among participants who receive, or are eligible to receive, awards under the Equity Plan. As of the Record Date, the Company had six executive officers, eight directors, and approximately 752 employees and 10 consultants who would be eligible participants under the Equity Plan.

Number of Shares Available for Awards. Under the 2011 Equity Plan, as amended, subject to certain adjustments, the maximum number of shares of common stock that could be delivered pursuant to awards granted under the 2011 Equity Plan was 28,000,000 shares, 100% of which could be granted as incentive stock options. The Equity Plan increases the maximum number of shares available from 28,000,000 to 55,000,000. The Equity Plan also increases the maximum number of shares that may be granted to a Covered Employee in any fiscal year from 2,500,000 to 7,000,000, and increases the maximum value of any performance award granted to a Covered Employee from $500,000 to $1,500,000. Shares to be delivered may be made available from authorized but unissued common stock, common stock held by the Company in its treasury, or previously issued shares of common stock reacquired by the Company, including common stock purchased on the open market or otherwise. In the event stockholder approval of the Equity Plan is not obtained by July 5, 2013, (1) options granted pursuant to the Equity Plan will not be treated as incentive stock options within the meaning of Section 422 of the Code and (2) awards granted under the Equity Plan to a Covered Employee will not be “performance-based compensation” within the meaning of Section 162(m) of the Code.

The Committee, in a manner as it may deem equitable, may make certain adjustments in the event that a distribution (whether in cash, shares of common stock, or other property), recapitalization, stock split, reorganization, merger, consolidation, combinations, reclassification, or other similar corporate transaction or event affects common stock so that an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Equity Plan. Upon the occurrence of any such adjustment, the Company shall provide notice to each affected participant of its computation of such adjustment which shall be conclusive and shall be binding upon each such participant.

Financial Effects of Awards; Settlement of Awards. The Company will receive no monetary consideration for the granting of awards under the Equity Plan, unless otherwise provided when granting such awards. The Company will receive no monetary consideration other than the exercise price for shares of common stock issued to participants upon the exercise of their stock options and the Company will receive no monetary consideration upon the exercise of stock appreciation rights. Awards may be settled in such forms as the Committee may determine, including without limitation cash, shares of common stock, other awards, or other property, and shall be made in a single payment or transfer. The settlement of any award may be accelerated, and cash paid in lieu of common stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, provided such acceleration would not cause such award to violate the requirements of

Section 409A of the Code. The Committee may condition any payment relating to an award on the withholding of taxes and may provide that the participant’s payroll or a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. The Committee may grant awards in exchange for other awards granted under the Equity Plan and other rights to payment from the Company, and may grant awards in addition to and in tandem with such awards, rights, or other awards.

Vesting; Forfeiture. The Committee, in its sole discretion, may determine that an award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Equity Plan. If the Committee imposes conditions upon vesting, then, subsequent to the date of grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the award may be vested. The Committee may impose on any award at the time of grant, such additional terms and conditions as the Committee determines, including terms requiring forfeiture of awards in the event of a participant’s termination of service. The Committee will specify the circumstances on which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of awards. Except as otherwise determined by the Committee, restricted stock will be forfeited upon a participant’s termination of service during the applicable restriction period.

Stock Options. The Committee is authorized to grant non-qualified stock options and incentive stock options (“ISOs”) qualifying under Section 422 of the Code. The exercise price per share of stock subject to an option is determined by the Committee. However, the per share exercise price of an option cannot be less than the greater of the par value per share of the stock or 100% of the fair market value of a share of common stock on the date of grant. If an ISO is granted to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company (or any majority-owned subsidiary), the per share exercise price of the ISO must be at least 110% of the fair market value of a share of common stock on the date of grant. The Committee will determine the terms of each option at the time of the grant. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee, except that no option may have a term exceeding 10 years from the date of grant (or such shorter term as may be required in respect of an ISO under Section 422 of the Code). In addition, ISOs may not be granted more than 10 years after the earlier of the adoption of the Equity Plan or the approval of the Equity Plan by the Company’s stockholders.

Stock Appreciation Rights (“SARs”). The Committee is authorized to grant SARs as a stand alone award (referred to as “freestanding SARs”) or in conjunction with stock options granted under the Equity Plan (referred to as “tandem SARs”). Tandem SARs require the participant, upon exercise, to surrender the related stock option with respect to the number of shares as to which the SAR is exercised. SARs entitle a participant to receive an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the fair market value of a share of common stock on the date of grant, payable in either cash or shares of common stock, or in the case of a “Limited SAR,” the fair market value determined by reference to the “Change in Control Price” (as defined in the Equity Plan) over the fair market value of a share of common stock on the date of grant. The Committee will determine the terms of each SAR at the time of the grant, including without limitation, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of common stock will be delivered, or whether a SAR will be in tandem or in combination with any other award.

Restricted Stock. The Committee is authorized to grant restricted stock to participants. Restricted stock consists of shares of common stock that may not be sold, transferred, pledged or assigned, and that may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the Committee. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock will be made, the number of shares to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with the Company, the passage of time or other restrictions or conditions. The Committee may require or permit a participant to elect that any cash dividends paid on a share of restricted stock be automatically reinvested in additional shares of restricted stock or applied to the purchase of additional awards under the Equity Plan. Unless otherwise determined by the Committee, shares distributed in connection with a stock split or stock dividend from restricted stock shall be subject to the restrictions and a risk of forfeiture to the same extent as the restricted stock. In the event of a “Change in Control” (as defined in the Equity Plan), all restricted stock granted pursuant to the Equity Plan shall fully vest and all restrictions applicable to such restricted stock shall terminate.

Phantom Stock. The Committee is authorized to grant phantom stock to participants. Phantom stock constitutes a right to receive shares of common stock, cash, or a combination thereof at the end of a specified vesting period, as determined by the Committee. The phantom stock shall be subject to restrictions and may be forfeited in the event of certain terminations of employment or service occurring prior to the end of such vesting period specified by the Committee. The Committee, in its sole discretion, may waive in whole or in part the forfeiture conditions relating to such phantom stock.

Dividend Equivalents. The Committee is authorized to grant dividend equivalents in connection with other awards granted under the Equity Plan or as a separate award, conferring on participants the right to receive cash, shares of common stock, or a combination thereof equal in value to dividends paid on a specific number of shares of common stock. Dividend equivalents credited to the holder of such rights may be paid currently or may be deemed to be reinvested in additional shares of phantom stock (which may thereafter accrue additional dividend equivalents). Dividend equivalents may be settled in cash or shares of common stock. Except for dividend equivalents deemed reinvested in phantom stock, dividend equivalents shall be paid or distributed no later than the 15th day of the third month following the fiscal year in which the Board declares the dividend.

Other Stock Based Awards. The Committee is authorized to grant other stock-based awards under the Equity Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock, on such terms and conditions as the Committee may determine. Such other stock-based awards may be granted for no consideration, minimum consideration as may be required by applicable law, or for such other consideration as the Committee shall determine.

Performance Awards and Annual Incentive Awards. The Committee is authorized to grant performance awards and incentive awards under the Equity Plan, on which the right of a participant to exercise or receive a grant or settlement of an award, and the timing of the grant or settlement, may be subject to such performance conditions during a specified period as may be specified by the Committee. Performance and incentive awards may be settled in cash, shares of common stock, or any combination thereof. The Committee will determine award terms, including the required performance goals, the corresponding amounts payable upon achievement of such performance goals, termination and forfeiture provisions and the form of settlement (including, maximum or minimum settlement values), so long as such provisions are not inconsistent with the terms of the Equity Plan. To the extent the Committee determines that Section 162(m) of the Code shall apply to a performance award granted under the Equity Plan, it is the intent of the Committee that performance awards and incentive awards constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder. Accordingly, performance goals shall be objective and otherwise meet the requirements of Section 162(m). In addition, the Committee, in its discretion may reduce the amount of a settlement of a performance or incentive award, but may not increase the amount payable to a participant, unless such award is not intended to qualify under Section 162(m) of the Code. To the extent an award is subject to Section 409A of the Code, such award shall be in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or guidance thereunder.

Performance Goals. Awards of restricted stock, phantom stock, performance awards, incentive awards, and other awards (whether relating to cash or shares of common stock) under the Equity Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section

162(m) of the Code, which may consist of one or more or any combination of the following criteria (“Performance Criteria”): earnings per share; increase in revenues; increase in cash flow; increase in cash flow return; return on net assets; return on assets; return on investment; return on capital or return on equity; economic value added; operating margin or contribution margin; net income; pretax earnings; pretax earnings before interest, depreciation, and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating income; total stockholder return; and debt reduction. Any Performance Criteria (except for the total stockholder return and earnings per share criteria) may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. The grant, exercise, and/or settlement of performance awards may also be contingent upon individual performance goals established by the Committee, and if required for compliance with Section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

Amendment and Discontinuance. The Board may, without the consent of the stockholders or participants, alter, amend, suspend, discontinue, or terminate the Equity Plan or the Committee’s authority to grant awards under the Equity Plan; provided, however, any amendment or alteration to the Equity Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board’s action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our common stock may be then listed or quoted. No such amendment or alteration will materially and adversely affect any rights of participants or obligations of the Company to participants with respect to any award granted under the Equity Plan without the consent of the affected participant.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Equity Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and the treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

In 2004, a new Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, SARs, phantom stock, and certain types of restricted stock are subject to Section 409A of the Code. Any award which constitutes deferred compensation under Section 409A of the Code shall not have the time or schedule of any payment thereunder accelerated, except as permitted under the guidance issued under Section 409A of the Code.

Incentive Stock Options. In general, a participant will not recognize income at the time an ISO is granted. When a participant exercises an ISO, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the common stock with respect to which the participant’s ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the common stock over $100,000 will be treated as non-qualified stock options, and not ISOs, for federal tax purposes, and the participant will recognize income as if the ISOs were non-qualified stock options. In addition to the foregoing, if the fair market value of the common stock received upon exercise of an ISO exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

The tax treatment of any common stock acquired by exercise of an ISO will depend upon whether the participant disposes of such common stock prior to two years after the date the ISO was granted or one year after the common stock was transferred to the participant (referred to as the “Required Holding Period”). If a participant disposes of common stock acquired by exercise of an ISO after the expiration of the Required Holding Period, any amount received in excess of the participant’s tax basis for such stock will be treated as short-term or long-term capital gain, depending upon how long the participant has held the stock. If the amount received is less than the participant’s tax basis for such stock, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the stock.

If the participant disposes of common stock acquired by exercise of an ISO prior to the expiration of the Required Holding Period, the disposition will be considered a “disqualifying disposition.” If the amount received for the common stock is greater than the fair market value of the common stock on the exercise date, then the difference between the ISO’s exercise price and the fair market value of the common stock at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs. The participant’s basis in the common stock will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.” In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the common stock will be treated as capital gain (short-term or long-term capital gain depending on how long the participant has held the shares). However, if the price received for common stock acquired by exercise of an ISO is less than the fair market value of the common stock on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the participant’s basis in the common stock.

Non-qualified Stock Options. A participant generally will not recognize income at the time a non-qualified stock option is granted. When a participant exercises a non-qualified stock option, the difference between the exercise price and any higher market value of the common stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for common stock acquired under a non-qualified stock option will be equal to the exercise price paid for such common stock, plus any amounts included in the participant’s income as compensation upon exercise. When a participant disposes of common stock acquired by exercise of a non-qualified stock option, any amount received in excess of the participant’s tax basis for such stock will be treated as short-term or long-term capital gain, depending upon how long the participant has held the common stock. If the amount received is less than the participant’s tax basis for such stock, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the stock. The capital gain or loss will be long-term gain or loss if the participant has held the common stock for more than one year prior to the date of the sale.

If a participant pays the exercise price of a non-qualified stock option with previously-owned shares of common stock and the transaction is not a disqualifying disposition of common stock previously acquired under an ISO, the common stock received equal to the number of shares of common stock surrendered is treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for the common stock received will be equal to the participant’s tax basis and holding period for the common stock surrendered. The common stock received in excess of the number of shares of common stock surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in such common stock will be equal to its fair market value on the date of exercise, and the participant’s holding period for such stock will begin on the date of exercise.

If the use of previously acquired common stock to pay the exercise price of a non-qualified stock option constitutes a disqualifying disposition of common stock previously acquired under an ISO, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the common stock surrendered, determined at the time such common stock was originally acquired on exercise of the ISO, over the aggregate exercise price paid for such common stock. As discussed above, a disqualifying disposition of common stock previously acquired under an ISO occurs when the participant disposes of such stock before the end of the Required Holding Period. The other tax results from paying the exercise price with previously-owned stock are as described above, except that the participant’s tax basis in the common stock that is treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Restricted Stock. A participant who receives a grant of restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the shares of common stock granted as restricted stock at such time as the shares of common stock are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such shares of common stock. However, a participant who receives restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares of common stock to recognize ordinary income on the date of transfer of the shares of common stock equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares of common stock) over the purchase price, if any, of such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to shares of common stock. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income plus the purchase price paid by the participant, if any, for such shares.

Stock Appreciation Rights. Generally, a participant who receives freestanding SARs will not recognize taxable income at the time the freestanding SAR is granted, provided that the SAR is exempt from or complies with Section 409A of the Code. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If an employee receives the appreciation inherent in the SARs in common stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the recipient at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Other Awards. In the case of an award of performance awards, phantom awards, dividend equivalents, or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the Code. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.

Federal Tax Withholding

Any ordinary income realized by a participant upon the exercise of an award under the Equity Plan is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy federal income tax withholding requirements, the Company will have the right to require that, as a condition to delivery of any certificate for common stock, the participant remit to the Company an amount sufficient to satisfy the withholding requirements. Alternatively, the Company may withhold a portion of the common stock (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations. Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in any common stock. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters

The Company may not deduct compensation of more than $1,000,000 that is paid to an individual employed by the Company who, on the last day of the taxable year, either is the Company’s principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer). The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation, and only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities). To the extent the Company determines that Section 162(m) of the Code shall apply to any awards granted pursuant to the Equity Plan, the Company intends that such awards will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

If an individual’s rights under the Equity Plan are accelerated as a result of a “Change in Control” and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by the Company of a compensation deduction.

New Plan Benefits

The following table provides information with respect to stock options awarded to certain persons and groups of persons pursuant to the Equity Plan following approval by the Board of the amendment and restatement of the Equity Plan on July 5, 2012:

Name and Principal Position	Number of Shares of Common Stock Underlying Qualified Options Granted		Number of Shares of Common Stock Underlying Nonqualified Options Granted
Current Named Executive Officers:
Steven G. Marton (Chief Executive Officer)	149,252	(1)	1,350,748	(1)
Thomas C. Shields (Chief Financial Officer)	373,828	(2)	2,564,371	(2)
Brad Knight (Chief Operating Officer)	—		2,938,199	(3)
Keith Scott (Chief Commercial Officer)	298,504	(4)	2,639,695	(4)
Fredric Maxik (Chief Technology Officer)	298,504	(4)	634,829	(4)

Former Named Executive Officers:
James Haworth (Former Chairman and Chief Executive Officer)	—		—
Richard Weinberg (Former Chairman and Interim Chief Executive Officer)	—		—
Zachary Gibler (Former Chairman and Chief Executive Officer)	—		—
Gregory T. Kaiser (Former Chief Financial Officer)	—		—
John Stanley (Former Chief Operating Officer)	—		—
Edward (“Ted”) Russ (Former Chief Business Development Officer)	—		—
David Henderson (Former Chief Development Officer)	—		—

Executive Group	1,120,088		10,127,842
Non-Executive Director Group	—		—
Non-Executive Officer Employee Group	6,229,900	(5)	3,490,882	(5)

(1)	Such options were granted on July 5, 2012 and have an exercise price of $1.34. Such options are scheduled to vest in twelve (12) monthly increments of 8.33% commencing February 1, 2012 and ending on January 1, 2013. If unexercised, such options shall expire on July 5, 2022.
(2)	Such options were granted on August 23, 2012 and have an exercise price of $1.34. Such options are scheduled to vest in four equal annual installments beginning on the first anniversary of the date of grant. If unexercised, such options shall expire on July 5, 2022.
(3)	Such options were granted on July 5, 2012 and have an exercise price of $1.34. Such options are scheduled to vest in forty-eight (48) monthly increments of 2.08% commencing April 1, 2012 and ending on March 1, 2016. If unexercised, such options shall expire on July 5, 2022.
(4)	Such options were granted on July 5, 2012 and have an exercise price of $1.34. Such options are scheduled to vest in four equal annual installments beginning on the first anniversary of the date of grant. If unexercised, such options shall expire on July 5, 2022.
(5)	Such options were issued to various non-executive employees from July 5, 2012 through August 23, 2012. Such options have exercise prices ranging from $1.04 to $1.34 and are subject to vesting and termination provisions as described in the award agreements governing such awards.

Other than as described above, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible participants under the Equity Plan because the grant of awards and terms of such awards are to be determined in the sole discretion of the Committee.

Required Vote and Board Recommendation

The proposal to approve the Equity Plan requires the affirmative vote of the holders of a majority of the voting securities present, in person or by proxy, and entitled to vote on the subject matter at the Annual Meeting. If you hold your shares through a broker and you do not instruct the broker on how to vote, your broker will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum and therefore will have the effect of a “no vote.”

All of our executive officers and directors are eligible for awards under the Equity Plan and thus have a personal interest in the approval of the Equity Plan. Additionally, awards to certain of our executive officers and directors may be issuable directly to Riverwood or Pegasus Capital as a result of such executive officer or director’s affiliation with such entities. Therefore, Riverwood and Pegasus Capital may also be deemed to have a personal interest in the approval of the Equity Plan.

The Board recommends a vote FOR the approval of the Lighting Science Group Corporation

2012 Amended and Restated Equity Based Compensation Plan.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2012

The Audit Committee of the Board has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2012, and the Board has directed that management submit the selection of independent public accountants for ratification by the stockholders at the Annual Meeting. KPMG was selected in 2011 to replace McGladrey & Pullen, LLP (“McGladrey”) which previously audited our consolidated financial statements relating to 2008, 2009 and 2010. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Change in Independent Registered Public Accounting Firm

On March 18, 2011, we dismissed McGladrey as our independent auditors, upon recommendation and approval of the Audit Committee of the Board, which dismissal was effective upon completion of the audit relating to our financial statements for the year ended December 31, 2010. The audit reports issued by McGladrey for the years ended December 31, 2009 and 2010 did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principle. In connection with the audits of our financial statements for each of the years ended December 31, 2009 and 2010, there were no disagreements between the Company and McGladrey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make reference thereto in its report on our financial statements for such years.

On March 17, 2011, the Audit Committee approved the engagement of KPMG to audit our financial statements for the year ended December 31, 2011. KPMG was formally engaged on March 18, 2011. The stockholders approved the appointment of KPMG at our 2011 annual meeting.

During the years ended December 31, 2008, 2009 and 2010, we did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

McGladrey furnished a letter addressed to the SEC stating that it agreed with the above statements.

Required Vote and Board Recommendation

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2012. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote. If the stockholders do no ratify the appointment of KPMG, the Audit Committee will reconsider the appointment.

The Board recommends a vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2012.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of common stock as of the Record Date by each person known to us to own beneficially 5% or more of the outstanding common stock, each director, certain named executive officers and the directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them, unless otherwise noted. Percentage of ownership is based on 205,050,173 shares of common stock issued and outstanding as of August 23, 2012.

Beneficial ownership is determined in accordance with the rules of the SEC. For the purpose of calculating the number of shares beneficially owned by a stockholder and the percentage ownership of that stockholder, shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the Record Date by that stockholder are deemed outstanding.

	Common Stock
Name and Address of Beneficial Owner	Shares Beneficially Owned (1)		Percent of Class
Directors and Executive Officers
Nicholas Brathwaite (2)	39,654	(3)	*
Andrew Cooper (4)	—		*
Kaj den Daas (5)	49,567	(6)	*
James Haworth (7)	791,667	(8)	*
Donald Harkleroad	461,794	(9)	*
David Henderson (10)	687,625	(11)	*
Gregory Kaiser (12)	500,000	(13)	*
Brad Knight (14)	428,889	(15)	*
Steven G. Marton (16)	1,125,000	(17)	*
Fredric Maxik	1,753,112	(18)	*
Edward (“Ted”) Russ (19)	500,000	(20)	*
Keith Scott (21)	—		*
Thomas C. Shields (22)	—		*
Thomas Smach (23)	89,221	(24)	*
John Stanley (25)	301,631	(26)	*
Leon Wagner	7,178,411	(27)	3.4%
Richard Weinberg (28)	—		*
Steven Wacaster (29)	—		*
Directors and Executive Officers as a Group (12 persons)	15,082,310		5.1%
Certain Persons
LED Holdings, LLC (30)	29,172,496		14.2%
LSGC Holdings LLC (30)	162,289,829	(31)	79.2%
PP IV (AIV) LED, LLC (30)	162,289,829	(32)	79.2%
PP IV LED, LLC (30)	162,289,829	(32)	79.2%
LSGC Holdings II LLC (30)	34,039,074	(33)(34)	14.4%
Pegasus Partners IV, L.P. (30)	199,298,600	(33)(35)	84.4%
PCA LSG Holdings, LLC (30)	34,947,897	(33)(35)	14.7%
Pegasus Capital Advisors, LP (30)	17,907,627	(33)(35)	8.0%
Craig Cogut (30)	216,568,662	(35)	86.0%
RW LSG Holdings LLC (36)	38,135,593	(37)	15.7%
RW LSG Management Holdings LLC (36)	12,753,981	(38)	5.9%

*	Less than 1%.
(1)	The number and percentage of shares of our common stock beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which a person has sole or shared voting power or investment power.

(2)	Mr. Brathwaite was appointed as a member of the Board on May 25, 2012 by Riverwood pursuant to its designation right under the Series H Certificate of Designation.
(3)	Includes 39,654 restricted shares granted to RW LSG Management Holdings LLC (“RW Management”) as compensation for Mr. Brathwaite’s service on the Board. 7,367 of such shares vested immediately upon issuance, and the remaining shares vested or are scheduled to vest on the first day of the third and fourth quarter of 2012. Mr. Brathwaite disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest.
(4)	Mr. Cooper was appointed as a member of the Board on May 25, 2012 by Pegasus Capital pursuant to its designation right under the Series I Certificate of Designation.
(5)	Mr. den Daas was appointed to the Board on May 25, 2012.
(6)	Represents restricted shares of common stock granted to Mr. den Daas as compensation for his service on the Board. 6,320 of such shares vested immediately upon issuance, and the remaining shares vested or are scheduled to vest on the first day of the third and fourth quarters of 2012.
(7)	James Haworth was appointed to serve as Chairman and Chief Executive Officer, effective April 28, 2011. Mr. Haworth resigned as Chairman and Chief Executive Officer of the Company on May 18, 2012.
(8)	Includes options to purchase 527,778 shares of common stock that vested prior to Mr. Haworth’s resignation. Effective upon his resignation, 736,111 shares of restricted stock and 472,222 shares of common stock issuable pursuant to the exercise of stock options issued under the Equity Plan were forfeited by Mr. Haworth.
(9)	Includes 296,199 shares of common stock issued to The Bristol Company and 24,000 shares of common stock issuable to Mr. Harkleroad pursuant to the exercise of stock options issued under the Equity Plan. Mr. Harkleroad is the sole shareholder of The Bristol Company and may be deemed the beneficial owner of the shares held by The Bristol Company. Also includes 26,261 restricted shares of common stock granted to Mr. Harkleroad in connection with his service on our Board. Such restricted shares are scheduled to vest on the first day of the fourth quarter of 2012.
(10)	Mr. Henderson resigned as Chief Development Officer of the Company, effective May 31, 2012.
(11)	Includes 683,250 shares of common stock issuable to Mr. Henderson pursuant to the exercise of stock options issued under the Equity Plan.
(12)	Mr. Kaiser resigned as Chief Financial Officer of the Company, effective August 23, 2012.
(13)	Represents shares of common stock issuable to Mr. Kaiser pursuant to the exercise of stock options issued under the Equity Plan.
(14)	Mr. Knight was appointed as our Chief Operating Officer to serve in that capacity on an interim basis, on May 25, 2012.
(15)	Represents shares of common stock issuable to Mr. Knight pursuant to the exercise of stock options issued under the Equity Plan. On July 5, 2012, in connection with his appointment, Mr. Knight was granted options to purchase 2,938,199 shares of common stock at an exercise price of $1.34 per share. Such shares vested or are scheduled to vest in 48 monthly increments of 2.08% commencing April 1, 2012.
(16)	Mr. Marton was appointed as our Chief Executive Officer to serve in that capacity on an interim basis, on May 18, 2012 and as a member of our Board on May 25, 2012.
(17)	Represents shares of common stock issuable to Mr. Marton pursuant to the exercise of stock options issued under the Equity Plan. In connection with his appointment as Chief Executive Officer, Mr. Marton was granted options to purchase 1,500,000 shares of common stock at an exercise price of $1.34 per share. Such shares vested or are scheduled to vest in twelve monthly increments of 8.33% commencing February 1, 2012.
(18)	Includes 1,575,000 shares of common stock issuable to Mr. Maxik upon the exercise of stock options issued under the Equity Plan.
(19)	Effective April 1, 2012, we entered into a new employment agreement with Mr. Russ. Effective upon his entrance into the new employment agreement, Mr. Russ is no longer an executive officer of the Company.
(20)	Represents shares of common stock issuable to Mr. Russ pursuant to the exercise of stock options issued under the Equity Plan.
(21)	Mr. Scott was appointed as our Chief Commercial Officer on May 25, 2012.
(22)	Mr. Shields was appointed as our Chief Financial Officer on August 23, 2012.
(23)	Mr. Smach was appointed as a member of the Board on May 25, 2012 by Riverwood pursuant to its designation right under the Series H Certificate of Designation.

(24)	Includes 39,654 restricted shares granted to RW Management as compensation for Mr. Brathwaite’s service on the Board and 49,567 restricted shares granted to RW Management as compensation for Mr. Smach’s service on the Audit Committee and the Board. 20,209 of such shares vested immediately upon issuance, and the remaining shares vested or are scheduled to vest on the first day of the third and fourth quarter of 2012. These securities are directly owned by RW Management. Riverwood Capital Management L.P. (“RCM LP”) is the sole managing member of RW Management. Riverwood Capital Management Ltd. (“RCM Ltd.”) is the sole general partner of RCM LP. As a result of such relationships, each of RCM LP and RCM Ltd. may be deemed to beneficially own any shares of common stock that may be deemed to be beneficially owned by RW Management. Mr. Smach is a director of RCM Ltd., and, therefore, may be deemed to be the indirect beneficial owner of such shares. However, Mr. Smach disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest.
(25)	Mr. Stanley resigned from his position as Chief Operating Officer on August 18, 2011.
(26)	Consists of shares of common stock issuable to Mr. Stanley upon exercise of stock options issued under the Equity Plan.
(27)	Includes 120,000 shares held by trusts for which Mr. Wagner may be deemed the beneficial owner and 6,000 shares of common stock issuable to Mr. Wagner pursuant to the exercise of stock options issued under the Equity Plan. Also includes 5,634,746 shares of common stock issuable upon conversion of shares of Series I Preferred Stock held by Mr. Wagner and 21,009 restricted shares of common stock granted to Mr. Wagner in connection with his service on our Board. Such restricted shares are scheduled to vest on the first day of the fourth quarter of 2012.
(28)	In addition to his service as a member of the Board, following Mr. Gibler’s death, Mr. Weinberg assumed the role of Chairman of the Board and Interim Chief Executive Officer from January 2, 2011 until April 28, 2011. In connection with the Preferred Offering, Mr. Weinberg resigned as a member of the Board on May 25, 2012.
(29)	Mr. Wacaster was appointed as a member of the Board on May 25, 2012 by Pegasus Capital pursuant to its designation right under the Series I Certificate of Designation.
(30)	The principal address and principal office of each of LED Holdings, LLC (“LED Holdings”), LSGC Holdings, PP IV (AIV) LED, LLC (“PP IV (AIV)”), PP IV LED, LLC (“PP IV”), LSGC Holdings II LLC (“Holdings II”), Pegasus Partners IV, L.P. (“Pegasus IV”), PCA LSG Holdings, LLC (“PCA Holdings”), Pegasus Capital and Craig Cogut (“Mr. Cogut”) is c/o Pegasus Capital Advisors, L.P., 99 River Road, Cos Cob, CT 06807.
(31)	LSGC Holdings may be deemed to indirectly beneficially own 29,172,496 shares of common stock held directly by LED Holdings.
(32)	PP IV (AIV) and PP IV may be deemed to indirectly beneficially own the 29,172,496 shares of common stock held by LED Holdings and the 133,117,333 shares of common stock held by LSGC Holdings due to their respective membership interests in LSGC Holdings.
(33)	Pegasus IV, PCA Holdings, Holdings II and Pegasus Capital collectively hold an option to purchase 21,131 shares of our Series I Preferred Stock (the “Option Right”) and may be deemed to beneficially own 17,907,627 shares of common stock issuable upon conversion of such Series I Preferred Stock. Pegasus Capital Advisors GP, LLC is the sole general partner of Pegasus Capital and may be deemed to beneficially own such shares that are deemed beneficially owned by Pegasus Capital.
(34)	Holdings II may be deemed to own 53,286 shares of common stock issuable upon the exercise of options and 15,522,034 shares of common stock issuable upon conversion of shares of Series I Preferred Stock held directly by Holdings II.
(35)

Pegasus IV is the managing member of LSGC Holdings and Holdings II. Pegasus Investors IV, LP (“Pegasus Investors”) is the general partner of Pegasus IV and Pegasus Investors IV GP, LLC (“Pegasus GP”) is the general partner of Pegasus Investors. Pegasus GP is wholly owned by Pegasus Capital, LLC (“Pegasus LLC,” and together with Pegasus IV, Pegasus Investors and Pegasus GP, the “Pegasus Entities”). Pegasus LLC may be deemed to be directly or indirectly controlled by Mr. Cogut. By virtue of the foregoing, the Pegasus Entities and Mr. Cogut may be deemed to beneficially own (i) the 29,172,496 shares of common stock held by LED Holdings; (ii) the 133,117,333 shares of common stock held directly by LSGC Holdings; (iii) the 2,877,314 shares of common stock, and 13,200,847 shares of common stock issuable upon conversion of shares of Series I Preferred Stock, held directly by Holdings II; and (iv) 17,907,627 shares of common stock issuable upon conversion of the 21,131 shares of Series I Preferred Stock to either Pegasus IV, PCA Holdings, Holdings II and Pegasus Capital pursuant to the Option Right. Additionally, Pegasus Investors, Pegasus GP, Pegasus LLC and Mr. Cogut may be deemed to indirectly beneficially own 2,969,697 shares of common stock held directly by Pegasus IV. Furthermore, Pegasus LLC and Mr. Cogut may be deemed to indirectly beneficially own 1,464,950 shares of common stock, 53,286 shares of common stock issuable upon exercise of options and 15,522,034 shares of common stock issuable upon conversion of shares of Series I Preferred Stock held directly by PCA Holdings. Each of the Pegasus Entities and Mr. Cogut disclaims beneficial ownership of any of the common stock held by LED Holdings, LSGC Holdings, LSGC Holdings II, Pegasus IV, PCA Holdings and Pegasus Capital, as applicable, and this disclosure shall not be deemed an admission that any of the Pegasus Entities or Mr. Cogut is the beneficial owner of such securities for purposes of Section 13(d) or for any other purpose. Additionally, Mr. Cogut may be deemed to indirectly own 259,078 shares of common stock and options to purchase 24,000 shares of common stock that represent payment of director fees paid by us to Pegasus Capital Advisors IV, L.P. (“Pegasus Capital IV”). Pegasus Capital Advisors IV GP, LLC (“Pegasus Capital IV GP”) is the general partner of Pegasus Capital IV and Mr. Cogut is the sole owner and managing member of Pegasus Capital IV GP. Each of Pegasus Capital IV GP and Mr. Cogut disclaims beneficial ownership of the shares and options held by Pegasus Capital IV, and this disclosure shall not be deemed an admission that Pegasus Capital IV GP or Mr. Cogut is the beneficial owner of such securities for purposes of Section 13(d) or for any other purpose.
(36)	The principal address and principal office of Riverwood is c/o Riverwood Capital Partners L.P., 70 Willow Road, Suite 100, Menlo Park, CA 94304.
(37)	Riverwood Capital is the sole managing member of Riverwood Holdings. Riverwood Capital L.P. (“RCLP”) is the sole general partner of Riverwood Capital. Riverwood Capital GP Ltd. (“RC Ltd.”) is the sole general partner of RCLP. As a result of these relationships, each of Riverwood Capital, RCLP and RC Ltd. may be deemed to beneficially own any shares of common stock that may be deemed to be beneficially owned by Riverwood Holdings.
(38)	Pursuant to Rule 13d-3 under the Exchange Act, RW Management may be deemed to beneficially own 12,664,760 shares of common stock, which are subject to issuance upon the exercise of warrants held by RW Management, and 259,078 shares of common stock that represent payment of director fees paid by us to Messrs Brathwaite and Smach. RCM LP is the sole managing member of RW Management. RCM Ltd. is the sole general partner of RCM LP. As a result of such relationships, each of RCM LP and RCM Ltd. may be deemed to beneficially own any shares of common stock that may be deemed to be beneficially owned by RW Management. RCM LP is the sole managing member of RW Management. RCM Ltd. is the sole general partner of RCM LP. As a result of such relationships, each of RCM LP and RCM Ltd. may be deemed to beneficially own any shares of common stock that may be deemed to be beneficially owned by RW Management. In addition, Mr. Smach is a director of RCM Ltd., and, therefore, may be deemed to be the indirect beneficial owner of such shares. However, Mr. Smach disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of copies of such reports furnished to us and written representations that no other reports were required, each of our directors, officers and ten percent stockholders complied with all Section 16(a) filing requirements applicable to them except: Craig Cogut (5 late filings/13 late transactions); James Haworth (1 late filing/2 late transactions); David Henderson (1 late filing/1 late transaction); Michael Kempner (2 late filings/4 late transactions; LSGC Holdings LLC (1 late filing/1 late transaction); Pegasus Partners IV, L.P. (2 late filings/2 late transactions) and Leon Wagner (4 late filings/9 late transactions).

Compensation Committee Interlocks and Insider Participation

During 2011, the members of our Compensation Committee were Messrs. Bell, Harkleroad, Moseley and Weinberg. Mr. Weinberg is an executive officer and partner of Pegasus Capital. As described in further detail under “Certain Relationships and Related Transactions,” during the year ended December 31, 2011, we paid or otherwise accrued approximately $1.8 million in fees and expenses to Pegasus Capital and its affiliates, including: (i) $1.375 million fees and expenses paid pursuant to the 2010 Services Agreement (defined below), (ii) a $600,000 commission to Pegasus IV in connection with a May 2011 private placement and (iii) $250,000 for expenses incurred by Pegasus IV and its affiliates related to certain of our private placements during the fourth quarter of 2011. Additionally, we agreed to pay Pegasus Capital or its affiliates approximately $315,000 for legal fees incurred in connection with various private placements during 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Parent Company

LSGC Holdings may be deemed to be our “parent” by virtue of its beneficial ownership of our voting securities. As of August 23, 2012, LSGC Holdings directly owned 133,117,334 shares of our common stock and indirectly owned an additional 29,172,496 shares of our common stock by virtue of its voting and dispositive control over shares held by its affiliate, LED Holdings. LSGC Holdings and LED Holdings are affiliates of Pegasus IV and Pegasus Capital, and they collectively hold approximately 86.0% of our common stock as of August 23, 2012 (calculated in accordance with Rule 13d-3 of the Exchange Act), including 13,200,847 and 15,522,034 shares of common stock issuable upon conversion of shares of Series I Preferred Stock held directly by Holdings II and PCA Holdings, respectively.

Related Party Transaction Policy

Our Board has adopted a written policy with respect to the review, approval or ratification of related party transactions. The policy generally defines a related party transaction as a transaction or series of related transactions or any material amendment to any such transaction of $120,000 or more involving the Company and any executive officer of the Company, any director or director nominee of the Company, persons owning 5% or more of our outstanding stock at the time of the transaction, any immediate family member of any of the foregoing persons, or any entity that is owned or controlled by any of the foregoing persons or in which any such person serves as an executive officer or general partner or, together with all of the foregoing persons, owns 10% or more of the equity interests thereof.

The policy requires our Audit Committee to review and approve related party transactions and any material amendments to such related party transactions. In reviewing and approving any related party transaction or any material amendment thereto, the Audit Committee is to (i) satisfy itself that it has been fully informed as to the related party’s relationship and interest and as to the material facts of the proposed related party transaction or the proposed material amendment to such transaction, and (ii) determine that the related party transaction or material amendment thereto is fair to the Company. At each Audit Committee meeting, management is required to recommend any related party transactions and any material amendments thereto, if applicable, to be entered into by us. After review, the Audit Committee must approve or disapprove such transactions and any material amendments to such transactions.

In addition to the above policy, because we have entered into a number of transactions with affiliates of Pegasus Capital, our Board established a Committee of Independent Directors in December 2008 to consider the approval of, and to make recommendations to the Board or any committee thereof regarding, any related-party transactions from time to time between the Company and Pegasus Capital or its affiliates, our executive officers and/or our directors.

During 2011 and through May 25, 2012, the Committee of Independent Directors consisted of Messrs. Bachman, Harkleroad and Darnell. As a result of the resignations of Messrs. Bachman and Darnell, on June 8, 2012, the Board appointed Messrs. den Daas and Wagner to the Committee of Independent Directors. Other than the Company’s entrance into the Subscription Agreement and the Riverwood Support Services Agreement (defined below) and issuance of the Warrant (defined below), each of the transactions set forth below were reviewed and approved by the Committee of Independent Directors.

The Preferred Offering

On May 25, 2012, we entered into the Subscription Agreement with Riverwood Holdings and certain other purchasers identified on the signature pages thereto pursuant to which we issued an aggregate of 60,705 shares of Series H Preferred Stock and 6,364 shares of Series I Preferred Stock at a price of $1,000 per share. The Company raised gross proceeds of approximately $67.1 million in the Preferred Offering.

The Certificates of Designation, among other things, currently provide Riverwood and Pegasus Capital and its affiliates, respectively, with the right to designate two representatives to the Board for so long as Riverwood Holdings or Pegasus Capital (as applicable) or their respective affiliates continue to beneficially own at least 2,500 shares of Series H Preferred Stock or Series I Preferred Stock, respectively. Pursuant to their respective designation rights, Riverwood Holdings has indicated its intent to re-elect Messrs. Brathwaite and Smach as the Series H Directors, and Pegasus Capital has indicated its intent to re-elect and Messrs. Cooper and Wacaster as the Series I Directors. Except with respect to certain actions specified in the Certificates of Designation, the remaining holders of each series of Preferred Shares generally do not have a right to vote on any matter other than those prescribed by Delaware law and amendments or changes to the rights of the Preferred Shares that would adversely affect them. In connection with the Preferred Offering, we paid approximately $750,000 to Riverwood Holdings as reimbursement of its transaction expenses.

Transactions with Affiliates of Riverwood Holdings

Riverwood Support Services Agreement

On May 25, 2012, in connection with the Preferred Offering, we entered into the Riverwood Support Services Agreement with Riverwood (the “Riverwood Services Agreement”), pursuant to which we agreed to pay Riverwood $20,000 for the period from May 25, 2012 through June 30, 2012 and thereafter $50,000 for each calendar quarter beginning on July 1, 2012, in exchange for certain support services during such periods. The Riverwood Services Agreement expires upon the earlier of: (i) May 25, 2022, (ii) such date that RW Management and/or its affiliates directly or indirectly beneficially own less than 37.5% of the shares of Series H Preferred Stock purchased pursuant to the Preferred Offering, on an as-converted basis (together with any shares of common stock issued upon conversion thereof), (iii) such date that we and Riverwood may mutually agree in writing, (iv) a “change of control” or (v) a “QPO” (as such terms are defined in the Riverwood Services Agreement). As of August 10, 2012, we have paid Riverwood a total of $70,000 pursuant to the Riverwood Services Agreement.

Warrant

In connection with the Preferred Offering, we issued a warrant (the “Warrant”) to RW Management on May 25, 2012. The Warrant represented the right to purchase 18,092,511 shares of common stock at a exercise price determined at the date of exercise pursuant to a formula as described therein.

In satisfaction of certain obligations of RW Management, on June 15, 2012, RW Management effected an assignment of a portion of the Warrant to certain third parties and affiliates of RW Management. In conjunction with such partial assignment, RW Management’s previous Warrant was cancelled and RW Management was issued a new warrant representing the right to purchase 12,664,760 shares of common stock (the “New Warrant”). The terms of the New Warrant are substantially the same as those of the Warrant, except that the exercise price for such New Warrant is determined pursuant to a revised formula as described in more detail therein.

Transactions with Affiliates of Pegasus Capital

January 2011 Private Placement

On January 26, 2011, we issued 5,454,545 shares of our common stock, at a price per share of $3.30 and aggregate proceeds of $18.0 million, in a private placement to Pegasus IV, Messrs. Kempner and Wagner, certain operating advisors of Pegasus Capital, and certain trusts affiliated with, and business associates of, Mr. Wagner. Pegasus IV and two of its operating advisors purchased an aggregate of 3,167,333 shares of our common stock for an aggregate purchase price of $10,452,200. Mr. Kempner, a director of the company and operating advisor of Pegasus Capital, and Mr. Wagner, a director of the company, also purchased 60,606 and 634,394 shares of common stock, respectively, for an aggregate purchase price of $200,000 and $2,093,500, respectively. In connection with the private placement, we agreed to pay up to $50,000 of fees incurred by counsel to Pegasus IV.

Warrant Exchange

On February 9, 2011, we entered into an exchange agreement with LSGC Holdings, effective as of February 4, 2011, pursuant to which we issued 54,500,000 shares of our common stock in exchange for LSGC Holdings’: (i) Series D Warrant to purchase 60,758,777 shares of our common stock and (ii) warrant, originally issued to Pegasus IV on July 25, 2008, to purchase 942,857 shares of our common stock. In connection with the warrant exchange, we agreed to pay up to $25,000 of legal fees incurred by LSGC Holdings.

Assignment Agreement and Private Placement

On April 22, 2011, we entered into an assignment agreement with Holdings II pursuant to which we sold all of our rights, title and interests in the expected proceeds from a key-man life insurance policy on Zachary Gibler, our former Chairman and Chief Executive Officer (the “Assignment Agreement”). We received $6.5 million from Holdings II in conjunction with the sale of these expected proceeds. In connection with the Assignment Agreement, we recognized interest expense of $43,000.

In May 2011, we received $7.0 million in proceeds from Mr. Gibler’s key man life insurance policy, and Holdings II surrendered its rights thereto pursuant to the Assignment Agreement. In exchange for surrendering its rights to these proceeds, we issued Holdings II a demand note on May 6, 2011 pursuant to which we promised to pay $6.5 million to Holdings II plus $1,800 per day in interest from April 22, 2011 until the balance on the demand note (including accrued interest) was paid in full.

On May 16, 2011, we entered into a subscription agreement with LSGC Holdings and Holdings II pursuant to which LSGC Holdings and Holdings II agreed to purchase 3,750,000 and 1,635,800 shares of common stock, respectively, at a price per share of $4.00 for an aggregate purchase price of $21,543,200. The subscription agreement provided Holdings and Holdings II with anti-dilution protections that would require us to issue additional shares of our common stock to LSGC Holdings and Holdings II in the event we sold shares of our common stock for less than $4.00 per share pursuant to our then-proposed underwritten public offering. We issued the shares of our common stock to Holdings II in exchange for, and in full satisfaction of, the May 6, 2011 demand note held by Holdings II. As of May 16, 2011, the outstanding balance on the demand note, including principal and interest, was $6,543,200. In connection with this private placement, we paid Pegasus IV a commission of $600,000 and agreed to pay up to $80,000 of legal fees incurred by Holdings II.

Series F Preferred Offering

On November 17, 2011, we entered into a subscription agreement with PCA Holdings and Pegasus IV pursuant to which we gave PCA Holdings, Pegasus IV and their permitted assigns the option (the “Unit Purchase Option”) to purchase up to 40,000 units of our securities (the “Series F Units”) at a price per Series F Unit of $1,000.00. Each Series F Unit consisted of: (i) one share of Series F Preferred Stock and (ii) 83 shares of our common stock. PCA Holdings purchased 10,000 Series F Units for an aggregate purchase price of $10,000,000 and Mr. Wagner purchased 1,500 Series F Units for an aggregate purchase price of $1,500,000.

The subscription agreement also provided PCA Holdings with the right to exchange, and to require any other purchaser of Series F Units to exchange, its Series F Units for any subsequent security we issued (other than issuances pursuant to our equity-based compensation plans) which PCA Holdings, in its sole discretion, determined were more favorable than the Series F Units. Upon the occurrence of any such exchange, all outstanding rights to purchase Series F Units pursuant to the Unit Purchase Option would also convert into the right to purchase the newly issued securities on substantially the same terms and conditions as those offered to the purchasers of the newly issued securities. On December 1, 2011, PCA Holdings determined that our newly designated Series G Units, each such unit consisting of (i) one share of our Series G Preferred Stock and (ii) 83 shares of our common stock (the “Series G Units”), were more favorable than the Series F Units and exercised its right to exchange its Series F Units, and require Mr. Wagner to exchange his Series F Units, for Series G Units (the “Series F Exchange”). In connection with the offering of Series F Units we agreed to pay up to $80,000 of legal fees incurred by PCA Holdings and Pegasus IV.

Series G Preferred Offering

On December 1, 2011, we entered into the Series G Unit Subscription Agreement with PCA Holdings, Pegasus IV and certain other investors as identified therein, pursuant to which we issued an aggregate of 6,458 Series G Units to Holdings II for total proceeds of approximately $6.5 million. Additionally, as noted above, the outstanding shares of Series F Preferred Stock held by PCA Holdings and Mr. Wagner were converted in to shares of Series G Preferred Stock. On February 24, 2012, April 12, 2012 and May 2, 2012, respectively, we issued an additional 2,000, 1,000 and 2,000 Series G Units to Mr. Wagner for total proceeds of $5.0 million. On each of March 20, March 28, 2012 and May 18, 2012, we issued 2,000 Series G Units, respectively, to PCA Holdings for total proceeds of $6.0 million. On April 13, 2012, the Company issued 2,000 Series G Units to Holdings II for total proceeds of $2.0 million. In connection with the Preferred Offering, all of the outstanding shares of Series G Preferred Stock were exchanged into shares of Series H Preferred Stock or Series I Preferred Stock, as discussed in more detail below.

The Rollover Offering

The consummation of the Preferred Offering, and the issuance of the Preferred Shares in connection therewith, constituted a subsequent transaction (as such term is defined in the Certificate of Designation governing the Series G Preferred Stock (the “Series G Certificate of Designation”)). As a result, PCA Holdings, Holdings II, Mr. Wagner and the other holders of Series G Preferred Stock (collectively, the “Series G Investors”) were entitled to elect to convert all or less than all of their shares of Series G Preferred Stock into a number of shares of Series H Preferred Stock or Series I Preferred Stock equal to the aggregate liquidation value (as defined in the Series G Certificate of Designation) of the outstanding shares of Series G Preferred Stock held by such Series G Investor.

Pursuant to the Conversion Right, (a) each of PCA Holdings and Holdings II agreed to cause all 17,650 and 14,958 of their shares of Series G Preferred Stock, respectively, to be converted into 18,316 and 15,577 shares of Series I Preferred Stock, respectively and Mr. Wagner elected to convert all 6,500 of his shares of Series G Preferred Stock into 6,651 shares of Series I Preferred Stock. In connection with the Rollover Offering, we recognized interest expense of $294,000 during the second quarter of 2012.

2010 Support Services Agreements

Effective June 23, 2010, we entered into a support services agreement with Pegasus Capital (the “2010 Services Agreement”) pursuant to which we paid Pegasus Capital $750,000 as reimbursement for prior financial, strategic planning, monitoring and other related services previously provided by Pegasus Capital. In addition, we agreed to pay $187,500 until October 15, 2011, and then $125,000 for each calendar quarters in exchange for these support services during such periods. The 2010 Services Agreement expired on June 30, 2012. During the year ended December 31, 2011 and through August 10, 2012, we paid a total of $875,000 in management fees pursuant to the 2010 Services Agreement.

2012 Support Services Agreement

On May 25, 2012, we entered into a new Support Services Agreement (the “2012 Services Agreement”), Pegasus Capital, pursuant to which we agreed to pay Pegasus Capital $125,000 for each calendar quarter beginning on July 1, 2012, in exchange for certain support services during such periods. The 2012 Services Agreement expires upon the earlier of: (i) June 30, 2017, (ii) a change of control or (iii) a “QPO” (as such terms are defined in the 2012 Services Agreement. During the first 30 days of any calendar quarter, we have the right to terminate the 2012 Services Agreement, effective immediately upon written notice to Pegasus Capital. We have not yet paid any management fees pursuant to the 2012 Services Agreement.

Exchange and Redemption Agreement

On January 17, 2012, we issued 5,000 Series G Units to Continental for total proceeds of $5.0 million. As partial consideration for Continental’s purchase of the Series G Units, LSGC Holdings agreed to certain amendments to the terms of the senior preferred membership interests in LSGC Holdings held by Continental. In addition, LSGC Holdings was obligated to redeem the preferred membership interests if we (i) incur aggregate indebtedness that exceeds (a) the indebtedness permitted under our working capital facility, not to exceed $75.0 million in total credit thereunder and (b) such additional unsecured indebtedness that when aggregated with such working capital facility, if any, exceed 300% of our earnings before interest, taxes, depreciation and amortization for the last 12 months or (ii) issue outstanding preferred equity securities having an original principal amount of over $80.0 million in the aggregate. On January 17, 2012, in consideration for LSGC Holdings’ agreement to amend the terms of the preferred membership interests held by Continental, we entered into a letter agreement with LSGC Holdings, dated January 17, 2012 (the “Letter Agreement”), pursuant to which we agreed to indemnify LSGC Holdings and its affiliates for any and all losses or damages as a result of any breach, or redemption obligation arising in connection with, the preferred membership interests held by Continental arising out of or relating to our incurrence of indebtedness in excess of the applicable cap or our issuance of preferred equity securities in excess of the applicable cap. Additionally, in the event that we would be required to indemnify LSGC Holdings under the Letter Agreement, LSGC Holdings agreed to surrender 3,750,000 shares of common stock to us less any shares of common stock previously distributed by LSGC Holdings to Continental. Pursuant to the Letter Agreement, we also agreed to pay Pegasus IV a fee of $250,000 for expenses incurred by Pegasus IV and its affiliates related to certain of our private placements during the fourth quarter of 2011 and first quarter of 2012.

Following consummation of the Preferred Offering, the amount of preferred equity we had issued exceeded $80.0 million, and, as a result, LSGC Holdings was required to redeem 15,000,000 of its issued and outstanding senior preferred member interests held by Continental (the “Class C Interests”) pursuant to the letter agreement between such parties. On May 25, 2012, we entered into the Exchange Agreement with LSGC Holdings and Continental to, among other things, facilitate the redemption of the Class C Interests and common stock held by Continental and LSGC Holdings, respectively, and the indemnification payments to be made in accordance with the Letter Agreement. Pursuant to the Exchange Agreement, (a) we made an indemnification payment directly to Continental in the amount of $16,228,543.12, representing the cost to redeem the Class C Interests, consisting of: (i) a cash payment of $10,228,543.12, and (ii) in lieu of an additional $6,000,000 in cash, 6,000 shares of Series I Preferred Stock, deliverable within 20 days following the date of the Exchange Agreement; (b) Continental surrendered all of the Class C Interests to LSGC Holdings; and (c) LSGC Holdings surrendered a total of 2,505,000 shares of common stock to us.

Commitment Agreement

On May 25, 2012, in conjunction with the Preferred Offering, we entered into a Commitment Agreement (the “Commitment Agreement”) with Pegasus Capital, PCA Holdings, Holdings II and Pegasus IV (collectively, the “Commitment Investors”). Pursuant to the Commitment Agreement, the Commitment Investors and certain permitted assignees may purchase an aggregate of 21,131 shares of the Company’s Series H Preferred Stock or Series I Preferred Stock for $1,000.00 per share, and the Committed Investors have committed to purchase any of such shares that have not been purchased on the four-month anniversary of the Commitment Agreement.

Relationship with GYRO LLC

During 2011 and through August 10, 2012, we incurred consulting fees of $437,000 for services provided by GYRO LLC, a marketing company affiliated with Pegasus Capital.

Relationship with T&M Protection Resources

During 2011 and through August 10, 2012, we incurred security fees of $145,000 for security services provided by T&M Protection Resources, a security company affiliated with Pegasus Capital, primarily for our facility in Monterrey, Mexico.

Relationship with MWW Group

On January 21, 2009, we entered into an agreement with MWW Group LLC, or MWW, pursuant to which MWW provides us with certain federal and state government relations, third party support and business development services. On March 24, 2010, Michael W. Kempner, the majority stockholder, president and chief executive officer of MWW, was appointed to serve as a member of our Board. Pursuant to this agreement, from January 1, 2011 through August 10, 2012, we incurred consulting fees of $819,000 for services provided by MWW Group. On May 25, 2012, in connection with the Preferred Offering, Mr. Kempner resigned from the Board.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth the names, ages and positions of our executive officers at August 28, 2012:

Name	Age	Positions Held With Us
Steven G. Marton	56	Chief Executive Officer
Thomas C. Shields	53	Chief Financial Officer
Brad Knight	53	Chief Operating Officer
Keith Scott	59	Chief Commercial Officer
Fredric Maxik	51	Chief Technology Officer

The following biographies describe the business experience of our executive officers. Each officer serves at the discretion of our Board. There are no family relationships among any of our officers.

Steven G. Marton was appointed to serve as our Interim Chief Executive Officer on May 18, 2012. Please see the biography of Mr. Marton beginning on page 8 of this Proxy Statement.

Thomas C. Shields was appointed as our Chief Financial Officer on August 23, 2012. Mr. Shields brings to us over 20 years of experience in finance and operations. From 1999 to 2011, he served in various executive capacities, including Chief Financial Officer and Chief Operating Officer, at Anadigics, Inc., a global manufacturer of radio frequency semiconductor solutions for the wireless broadband markets. Prior to that, from 1997 to 1999, Mr. Shields was Vice President of Finance and Controller at Thermo Fisher Scientific; from 1994 to 1997, served as Vice President of Finance and Controller at Harman International Industries, Inc.; and from 1986 to 1994, Mr. Shields served in various executive management positions with Baker & Taylor, Inc. Mr. Shields holds a Bachelor of Science degree in Accounting and a Masters of Business Administration degree from Fairleigh Dickenson University.

Brad Knight was appointed as our Interim Chief Operating Officer on May 25, 2012. Mr. Knight has served as a Managing Director of Riverwood Solutions, an affiliate of Riverwood, since April 2010. He has spent over two decades working with international startups and turnarounds in a wide range of technology, product and service companies. Prior to Joining Riverwood Solutions, from 2006 to 2010, Mr. Knight served as CEO and President of Retirement Living TV, the first cable network in the United States exclusively targeting the 50+ population. Prior to that, he also served as Senior Vice-President and General Manager of Flextronics (1996-2000) and as Executive Vice-President of Adaptix (2004-2005). Mr. Knight also served, from 2000 to 2007, as a member of the Board and Audit and Compensation Committees of 1-800 Contacts, the world’s largest contact lens store. Mr. Knight holds a Bachelor of Science in Industrial Technology & Manufacturing from California State University.

Keith Scott was appointed as our Chief Commercial Officer on May 25, 2012. \Mr. Scott has served in senior capacities, including Chief Executive Officer, in the energy, consumer electronics and contract manufacturing industries. From 2008 to 2011, he was the CEO of Ultracell, a leading provider of portable hybrid fuel cells, and form 2006 to 2008, served as CEO of NHT, a provider of high end theater ands audio systems. Mr. Scott’s prior positions include CEO of Bindco, CEO of Metcal, Inc., and Senior VP of Sales and Marketing at Flextronics. Mr. Scott holds a Bachelor of Science degree in Political Science and a Masters of Business Administration degree from the University of California, Los Angeles.

Fredric Maxik has served as our Chief Technology Officer since January 2010 and from June 2004 to October 2007. Prior to serving in this capacity, Mr. Maxik served as our Chief Scientific Officer from October 2007 to January 2010. He also served as a director from August 2004 to October 2007. After graduating from Bard College with a bachelor’s degree in physics and philosophy, Mr. Maxik began his career with Sansui Electric Co., Ltd., in 1983 in Tokyo, Japan where he became vice president of product development. In 1990, he was recruited to the position of vice president of product development for Onkyo Corporation in Osaka, Japan. In 1993, Mr. Maxik formed a product development consulting firm. In 2002, he formed an environmental products company, which developed the intellectual property that eventually became the principal asset of Lighting Science, Inc. that was acquired by us in June 2004. Mr. Maxik has 38 U.S. patents in the field of solid state lighting. Mr. Maxik is an operating advisor for Pegasus Capital, an affiliate of our largest stockholders that collectively beneficially owned 84.6% of our common stock as of June 23, 2011.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation arrangements we have with our named executive officers as set forth under the rules of the SEC. Consistent with the SEC rules, we are providing disclosure for the principal executive officer (our Chief Executive Officer or CEO) and principal financial officer (our Chief Financial Officer or CFO), regardless of compensation level, and the three most highly compensated executive officers in our last completed fiscal year, other than the CEO and CFO. All of these executive officers are referred to in this Compensation Discussion and Analysis as our “NEOs.”

For fiscal 2011, our NEOs were:

Name	Title
James Haworth

Chief Executive Officer and Chairman of the Board

Chief Financial Officer

Chief Technology Officer

Chief Development Officer

Chief Business Development Officer

Former Chief Executive Officer and Chairman of the Board

Former Chief Operating Officer

Gregory Kaiser
Frederic Maxik
David Henderson
Edward (“Ted”) Russ
Zachary Gibler (1)
John Stanley (2)

(1)	Mr. Gibler would have been a NEO for fiscal year 2011 but for the fact that he passed away on January 2, 2011.
(2)	Mr. Stanley would have been a NEO for fiscal year 2011 but for the fact that his employment terminated on August 18, 2011.

Certain Events

Zachary Gibler, our former Chief Executive Officer, passed away on January 2, 2011 and Richard Weinberg assumed the duties of Chairman of the Board and interim Chief Executive Officer. Mr. Weinberg agreed to serve in this capacity for no additional compensation. Effective April 28, 2011, James Haworth was appointed to serve as Chief Executive Officer, replacing Mr. Weinberg. Subsequently, on May 18, 2012, Mr. Haworth resigned as Chief Executive Officer and we appointed Steve Marton to serve as our Chief Executive Officer on an interim basis.

As discussed in more detail in the section of this proxy statement titled “Certain Relationships and Related Transactions,” on May, 25, 2012, we consummated the Preferred Offering. On May 25, 2012, in connection with the Preferred Offering, Messrs. Bachman, Bell, Darnell, Kempner, Moseley and Weinberg resigned as a member of our Board. Effective May 25, 2012, each of Messrs. Brathwaite, Cooper, den Daas, Marton, Smach, Wacaster were appointed to the Board to fill the vacancies created by such resignations. As described in more detail in the section of this proxy statement titled “Certain Relationships and Related Transactions,” Messrs. Brathwaite and Smach were appointed by Riverwood Holdings and Messrs. Cooper and Wacaster were appointed by Pegasus Capital pursuant to certain designation rights awarded to each of Riverwood Holdings and Pegasus Capital pursuant to the Series H Certificate of Designation and Series I Certificate of Designation, respectively.

Overview and Responsibility for Compensation Decisions

The Compensation Committee of our Board has responsibility for evaluating the performance and development of our executive officers in their respective positions, reviewing individual compensation as well as corporate compensation principles and programs, establishing corporate and individual performance objectives as they affect compensation, making determinations as to whether and to what extent such performance objectives have been achieved and ensuring that we have effective and appropriate compensation programs in place. In addition, our Compensation Committee considers whether any of our compensation policies and practices create risks to our risk management practices or provide risk-taking incentives to our executives and other employees. Our CEO supports our Compensation Committee by driving our annual business plan process, providing information related to the ongoing progress under our annual business plan and other business and financial results, undertaking performance assessments of other executives and presenting other personnel-related data for the Committee’s consideration. In addition, as the manager of our executive team, our CEO assesses each executive’s contribution to corporate goals as well as achievement of his or her individual goals and makes a recommendation to our Compensation Committee with respect to compensation for executive officers other than himself. Our Compensation Committee meets, including in executive sessions, to consider these recommendations, conducts a similar evaluation of the CEO’s contributions to corporate goals and achievement of individual goals and makes determinations related to the CEO’s and the other executive officers’ compensation.

Our overall compensation philosophy is to provide a competitive total compensation package that will:

•	fairly compensate our executive officers;

•	attract and retain qualified executive officers who are able to contribute to the long-term success of our company;

•	incentivize future performance toward clearly defined corporate goals without encouraging excessive risk taking; and

•	align our executives’ long-term interests with those of our stockholders.

Our Compensation Committee believes that the quality, skills and dedication of our executive officers are critical factors affecting our long-term value. Our compensation arrangements with executive officers are, to a large degree, based upon the consolidated revenue and earnings achievements of our Company along with personal performance objectives agreed upon at the beginning of the fiscal year with the respective executive. We believe in compensating progressively for the achievement of established objectives.

In setting compensation levels for individual officers, our Compensation Committee applies its judgment in determining the amount and mix of compensation elements for each NEO, and to date our compensation process has been a largely discretionary process based upon the collective experience and judgment of the Compensation Committee members acting as a group. Factors affecting the Committee’s decisions in setting compensation generally include:

•	overall corporate performance;

•

the individual officer’s performance against corporate-level strategic goals established as part of our annual business plan and the officer’s effectiveness in managing toward achievement of those goals;

•	the nature and scope of the officer’s responsibilities; and

•	informal market surveys and the personal experience of members of our Board.

The Compensation Committee has also reviewed our compensation policies and practices for all of the executive officers and other employees and determined that any risks arising from such compensation policies and practices, including any risks to our risk management practices and risk-taking incentives created from such compensation policies and practices, are not reasonably likely to have a material adverse effect on the Company.

While our Compensation Committee is authorized to engage the services of outside consultants and advisors, neither the Compensation Committee nor our management has to date retained a compensation consultant to review or provide advice concerning our policies and procedures with respect to executive compensation. To date, we have not formally benchmarked our executive compensation against peer companies, and we have not identified a group of peer companies against which we would compare our compensation practices. While our Compensation Committee considers the overall mix of compensation components in its review of compensation matters, it has not adopted formal or informal policies or guidelines for allocating compensation between long-term and current compensation or between cash and non-cash compensation. The Compensation Committee intends to continue to manage our executive officer compensation programs on a flexible basis that will allow it to respond to market and business developments as it views appropriate, but will continue to consider whether the use of consultants, formal benchmarking and/or fixed guidelines for allocating between compensation components would aid the Committee in setting compensation levels or allocating between types of compensation.

We have historically reviewed company compensation as part of the annual business plan process undertaken by management and our Board in the early part of each year. During this process, our Compensation Committee reviews overall compensation, evaluates performance, determines corporate-level performance goals for that year’s business plan and, when appropriate, makes changes to one or more components of our executives’ compensation.

During our 2011 annual meeting, we held a stockholder advisory vote on the compensation of our NEOs as described in our 2011 proxy statement, commonly referred to as a say-on-pay vote. Stockholders representing over 99% of the stockholders present and entitled to vote at the meeting voted in favor of the 2011 say-on-pay resolution approving the compensation of our NEOs. As our Compensation Committee evaluated its compensation practices and talent needs throughout 2011, it was mindful of the strong support stockholders expressed for its pay for performance compensation philosophy. Additionally, in determining how often to hold a stockholder advisory vote on executive compensation, our board of directors took into account the strong preference for a triennial frequency expressed by stockholders at our 2011 annual meeting relating to future advisory stockholder votes on our executive compensation. Accordingly, our board of directors has determined that we will hold an advisory stockholder vote on our executive compensation on a triennial basis.

Historically, the exercise price of our stock options has been at least equal to the fair market value of our common stock on the date of grant. The fair market value of our common stock has been established by reference to the closing price of our common stock on the OTC Bulletin Board or the Pink Sheets, as applicable, on the date of grant.

Compensation Components

Compensation for our executive officers has been highly individualized, at times structured as a result of arm’s length negotiations when an officer is initially hired, and always taking into account our financial condition and available resources. The resulting mix of compensation components has primarily included:

Compensation Component	Description	Relation to Compensation Objectives
Base Salary	Fixed cash compensation for services rendered during the fiscal year	• Fairly compensate executives • Attract and retain qualified executives

Annual Cash Incentive Bonus	Annual cash payments for achieving predetermined financial and/or performance goals	• Fairly compensate executives • Attract and retain qualified executives • Incentivize future performance toward clearly defined corporate goals without encouraging excessive risk taking

Long-Term Incentive Awards	Grants of stock options and/or restricted stock awards designed to focus on long-term growth and increased company value	• Attract and retain qualified executives • Align executive and stockholder interests • Incentivize future performance toward clearly defined corporate goals without encouraging excessive risk taking

Severance and Change of Control Benefits	Continued payments of base salary for up to 24 months after involuntary termination	• Fairly compensate executives • Attract and retain qualified executives

Other Benefits	Health and medical benefits, and the opportunity to participate in an employee stock purchase plan and a 401(k) retirement plan or comparable foreign plan	• Align executive and stockholder interests • Attract and retain qualified executives

Our Compensation Committee believes this mix is appropriate for our executive team because, among other things, it provides a fixed component (base salary) designed to offer the executive funds from which to manage personal and immediate cash flow needs and variable components (annual incentive bonuses, stock options and restricted stock awards) that incentivize our management team to work toward achievement of corporate goals and our long-term success, as well as offering protection (through termination-related benefits) against abrupt changes in the executive’s circumstances in the event of involuntary employment termination including in the context of a change of control of our company. Our Compensation Committee also believes, based on the collective experience of its members, that this mix is typical of companies in our industry and at our stage of development.

As a result of this mix of compensation components, executives earn their compensation over three time frames:

•	Current Year Performance: Salary and annual incentives that reflect actions and results over 12 months;

•	Long-Term Performance: A long-term incentive plan that reflects results over a period of years, helping to ensure that current results remain sustainable; and

•	Full Career Performance: Deferrals and retirement accumulations encourage executives to stay with the Company until their working careers end.

Base Salaries. Base salary for our CEO and other executive officers is established based on the scope of their responsibilities, length of service with our Company, individual performance during the prior year and competitive market compensation. Base salaries are reviewed annually and adjusted from time-to-time based on competitive conditions, individual performance, our overall financial results, changes in job duties and responsibilities and our Company’s overall budget for base salary increases. The budget is designed to allow salary increases to retain and motivate successful performers while maintaining affordability within our Company’s business plan.

Annual Cash Incentive Bonus. We also have an annual cash incentive bonus program to motivate our executive officers to attain specific short-term performance objectives that, in turn, further our long-term objectives. This program is managed as part of our annual business plan process and involves a high level of discretion on the part of our Compensation Committee. Typically, our Board approves a business plan for the year that incorporates corporate-level objectives. Achievement of those objectives becomes an important factor considered by our Compensation Committee when, after year-end, it makes a final determination of bonus amounts to be paid. Other factors that are considered by our Compensation Committee in determining bonus amounts to pay include:

•	our Company’s overall performance and business results;

•	general market conditions;

•	future business prospects;

•	funds available from which to pay bonuses;

•	individual performance;

•	competitive conditions; and

•	any other factors it finds relevant.

Each executive officer is measured against their contributions to the consolidated revenue and earnings achievement of our company as a whole along with their performance against individual objectives established at the beginning of the fiscal year with the participation of the respective executive as part of their total compensation plan. This discretionary approach to the variable component of our compensation program allows fluidity in how we manage short-term corporate strategy and executive incentives, while allowing us to achieve more consistency in our focus on longer-term corporate objectives. Our Compensation Committee and our Board believe that this flexibility is important in managing a growing company because it allows executive officers to respond to the often changing demands of the business without undue focus on any one specific short-term performance objective.

Each executive officer has a target bonus amount, established at the time of hire and then reviewed and potentially adjusted annually over the course of the officer’s tenure with our company. For 2011, the target bonuses for executive officers was 100% of base salary based on our Compensation Committee’s belief of respective competitive levels for each officer’s overall amount of fixed and variable compensation. For 2011, the corporate-level performance objectives specified in our business plan related to consolidated sales growth, earnings and certain strategic objectives. Our Compensation Committee set a consolidated earnings target sufficient to fund the bonus pool during 2011.

For fiscal 2011, we paid Mr. Henderson a discretionary bonus of $50,000 as additional compensation due to his increased responsibilities following Mr. Stanley’s resignation as our Chief Operating Officer. During fiscal 2010, we paid Mr. Russ a discretionary bonus of $15,000 in recognition of his efforts in helping us secure a significant new customer. These bonus payments were not made pursuant to our annual cash incentive bonus program. Because of our limited cash flows and our company’s historical losses, other than the aforementioned bonus payments, our executive officers have not been awarded cash bonuses during the past three years. Our Compensation Committee elected not to award our NEOs performance based incentive bonuses for fiscal 2011 because of continued losses.

Long-Term Incentive Compensation. To date, our long-term incentive awards have primarily been in the form of options to purchase our common stock, which options are generally awarded under our Equity Plan. Our stock options have an exercise price at least equal to the fair market value of our common stock on the grant date, generally vest over four years, with 25% of the option shares vesting after the first, second, third and fourth years of service following the grant, and have a ten year term. Additional vesting acceleration benefits apply in certain circumstances discussed below.

On February 10, 2011, we amended the vesting provisions of the stock option agreements of certain officers (including some of the NEOs that are currently employed by us) in recognition of their efforts in connection with our proposed underwritten public offering. The amendments provide that 50% of the previously granted stock options will vest on the first and second anniversary of the applicable date of grant. These amendments also provided that these options will become fully vested upon the holder’s death, disability, termination without cause or termination for good reason. For purposes of this agreement, “cause” and “good reason” have the same definition of “cause” and “good reason” in Mr. Kaiser’s employment agreement below.

Generally, a stock option award is made in the year that an executive officer commences employment. The size of this award is intended to offer the executive a meaningful opportunity for stock ownership relative to his or her position and reflects our Compensation Committee’s assessment of market conditions affecting the position as well as the individual’s potential for future responsibility within our company. Thereafter, additional option grants may be made in the discretion of our Compensation Committee, Board or Committee of Independent Directors. To date, we have not granted additional options on an annual basis to executives or other employees, although we do evaluate individual performance annually. Instead, additional options have been granted to executives on a case-by-case basis reflecting our Compensation Committee’s determination that such grants are appropriate or necessary to reward exceptional performance (including upon promotion) or to retain individuals when market conditions change. The size of additional option grants are determined at the discretion of our Compensation Committee or our Board, and typically incorporate our CEO’s recommendations (except with respect to his own option grants).

Other than awards of restricted stock granted to our former Chief Executive Officer and current Chief Technology Officer in 2008, our Senior Vice President, Strategy and Finance in 2009 and our current Chief Executive Officer in 2011, we have not granted restricted stock awards to our NEOs.

LSGC Holdings, the beneficial owner of approximately 81.0% of our common stock as of August 10, 2012, has created a non-voting class of profits interests (“Class B Units”) in LSGC Holdings in order to provide additional incentive compensation to certain members of our management team. Awards of Class B Units were made January 24, 2011. The Class B Units entitle the holders (including some of the NEOs that are currently employed by us) to participate in the distributions made by LSGC Holdings to its members, but only after the holders of Class A Units in LSGC Holdings have received distributions equal to the fair market value of the assets of LSGC Holdings on the grant date of the awards. The Class B Units, which were deemed to have a fair market value of $0.00 on the grant date, remain subject to vesting upon the passage of time.

Severance and Change in Control Benefits. We have entered into employment agreements with each of our NEOs which provide severance benefits, in consideration of a release of potential claims and other customary covenants, in the event the executive officer’s employment is terminated by us without cause or the executive officer is terminated without cause in connection with a change in control. These benefits range from 12 months to, following a change-in-control, 24 months of their base salary. In addition, all stock options held by our NEOs provide for full acceleration of unvested stock options upon a change of control of our company. For more information regarding these severance and change in control benefits, see “Executive Compensation – Estimated Benefits and Payments Upon Termination of Employment or Change of Control.” Our Board and Compensation Committee have determined it appropriate to have these termination-related benefits in place to preserve morale and productivity, and encourage retention in the face of potentially disruptive circumstances that might cause an executive to be concerned that his or her employment is in jeopardy or that might involve an actual or rumored change in control of our company. We believe that our change of control benefits are generally in line with packages offered to executives in our industry.

Other Benefits. Certain NEOs are entitled to monthly car allowances pursuant to their employment agreements and/or were reimbursed for relocation and moving expenses. The values of such benefits are presented below under the “Summary Compensation Table” as “All Other Compensation.”

We also provide our executive officers with benefits that are generally available to our salaried employees. These benefits include health and medical benefits, flexible spending plans, the opportunity to participate in an employee stock purchase plan, and a 401(k) retirement plan or comparable foreign plan.

Tax Matters

Our Board and Compensation Committee will consider the deductibility of compensation amounts paid to our executive officers including the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers in making its decisions. Although such deductibility has not historically been material to our financial position, Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year, unless compensation is “performance- based” as defined under Section 162(m). Our stock option grants are generally designed to qualify as performance-based compensation for purposes of Section 162(m), and we expect compensation amounts related to options to be fully deductible. However, our Compensation Committee may, in its judgment, authorize compensation payments that are not deductible when it believes that such payments are appropriate to attract and retain executive talent.

Summary Compensation Table

The following table summarizes the overall compensation earned by NEOs during each of the past three fiscal years ended December 31, 2011.

	Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($)		Total ($)
James Haworth (Chief Executive Officer and Chairman of the Board) (2)	2011	$273,333	—	$3,500,000	$2,241,600	$55,698		$6,070,631
	2010	—	—	—	—	—		—
	2009	—	—	—	—	—		—
Gregory Kaiser (Chief Financial Officer) (4)	2011	$210,417	—	—	—	—		$210,417
	2010	$85,606	—	—	$480,700	—		$566,306
	2009	—	—	—	—	—		—
Frederic Maxik (Chief Technology Officer)	2011	$308,750	—	—	—	$14,400	(5)	$323,150
	2010	$275,000	—	—	—	$14,400	(5)	$289,400
	2009	$250,000	—	—	$339,600	$5,900	(5)	$595,500
David Henderson (Chief Development Officer)	2011	$216,667	$50,000	—	—	—		$266,667
	2010	$186,667	—	—	$181,400	$45,814	(3)	$413,921
	2009	$148,333	—	—	$125,510	—		$273,843
Edward (“Ted”) Russ (Chief Business Development Officer)	2011	$204,000	—	—	—	$7,200	(5)	$211,200
	2010	$189,318	$15,000	—	$259,200	$7,200	(5)	$470,718
	2009	—	—	—	—	—		—
Zachary Gibler (Chief Executive Officer and Chairman of the Board) (6)	2011	—	—	—	—	$73,317	(7)	$73,317
	2010	$325,000	—	—	$384,900	$89,800	(7)	$799,700
	2009	$248,542	—	—	$1,706,320	$8,400	(7)	$1,963,262
John Stanley (Chief Operating Officer) (8)	2011	$182,955	—	—	—	$144,006	(9)	$326,961
	2010	$144,697	—	—	$481,600	—		$626,297
	2009	—	—	—	—	—		—

(1)	Represents the total grant date fair value, as determined under FASB ASC Topic 718, Stock Compensation, of all awards granted to the NEO during fiscal year 2011, 2010 and 2009, as applicable. Assumptions used to calculate these amounts are included in Note 12, “Equity Based Compensation Plans,” to our consolidated financial statements for the year ended December 31, 2011.
(2)	Mr. Haworth began serving as our Chief Executive Officer on April 28, 2011 and Chairman of the Board on June 16, 2011. Mr. Haworth resigned as Chairman and Chief Executed Officer on May 18, 2012.
(3)	Consists of relocation expenses.
(4)	Mr. Kaiser began serving as our Chief Financial Officer on July 14, 2010.
(5)	Includes annual car allowance.
(6)	Mr. Gibler began serving as our Chief Executive Officer on June 11, 2009 and passed away on January 2, 2011.
(7)	For 2011, includes $18,418 for relocation and moving expenses and $54,899 for wages due at the time of Mr. Gibler’s death pursuant to his employment agreement. For 2010, includes $14,400 for annual car allowance and $75,400 for relocation and moving expenses. For 2009, includes annual car allowance.
(8)	Mr. Stanley began serving as our Chief Operating Officer on April 12, 2010 and resigned on August 18, 2011.
(9)	Includes separation pay.

2011 Grants of Plan-Based Awards

The following table sets forth each Equity Plan-based award granted to our NEOs during the year ended December 31, 2011.

	Grant Date	Shares Underlying Restricted Stock Award	Shares of Common Stock Underlying Options	Exercise Price of Option Awards (1)	Grant Date Fair Value of Option Awards (2)
James Haworth	April 28, 2011	—	1,000,000	$3.50	$2,241,600
James Haworth	April 28, 2011	1,000,000	—	—	$3,500,000

(1)	The amount in this column represent the exercise price of the option awards, as determined by our Board with the assistance of management, which is not less than the fair market value of our common stock on the date of grant.
(2)	Represents the total grant date fair value, as determined under FASB ASC Topic 718, of the respective award granted to the NEO during fiscal 2011. Assumptions used to calculate these amounts are included in Note 12, “Equity Based Compensation Plans,” to our consolidated financial statements for the year ended December 31, 2011.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table provides certain information concerning unexercised options, stock that has not vested and Equity Plan awards held by each of our NEOs that were outstanding as of December 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
James Haworth	—	1,000,000(2)	—	$3.50	4/28/2021	1,000,000(3)	$1,550,000	—	—

Gregory Kaiser	250,000(6)	250,000(5)	—	$1.64	8/31/2020	—	—	—	—

Frederic Maxik	75,000(8)	—	—	$4.90	4/17/2018	—	—	—	—
	1,500,000(7)	—	—	$1.00	8/21/2019	—	—	—	—

David Henderson	20,750(8)	—	—	$4.90	4/17/2018	—	—	—	—
	400,000(7)	—	—	$1.00	8/21/2019	—	—	—	—
	87,500(8)	262,500(9)	—	$1.00	3/22/2020	—	—	—	—

Edward (“Ted”) Russ	250,000(10)	250,000(10)	—	$1.00	3/22/2020	—	—	—	—

Zachary Gibler	2,500,000(7)	—	—	$1.00	8/21/2019	—	—	41,667(12)	$64,584
	37,842(13)	—	—	$2.48	5/26/2020	—	—	—	—
	50,000(14)	—	—	$4.90	4/17/2018	—	—	—	—

John Stanley	654,220(15)	—	—	$1.11	5/6/2020	—	—	—	—

(1)	Assumes a market value of $1.55 per share of common stock, as reported on the OTC Bulletin Board on December 30, 2011.
(2)	These options were granted on April 28, 2011. 500,000 of these options will vest on each of April 28, 2012 and April 28, 2013.
(3)	Mr. Haworth was awarded 1,000,000 shares of restricted stock on April 28, 2011. As long as Mr. Haworth remains fully employed by us, his shares of restricted stock will vest on April 28, 2015.
(4)	These options were granted on August 31, 2010 and vested on August 31, 2011.
(5)	These options were granted on August 31, 2010 and will vest on August 31, 2012.
(6)	These options were granted on April 17, 2008 and 25,000 options vested on each of April 17, 2009, April 17, 2010 and April 17, 2011.
(7)	These options were granted on August 21, 2009 and vested 25% on August 21, 2010. The vesting was accelerated on December 30, 2010 for the remaining unvested shares due to the achievement of a “capitalization threshold event.”
(8)	These options were granted on April 17, 2008. 6,916 options vested on April 17, 2009 and 6,917 options vested on each of April 17, 2010 and April 17, 2011.

(9)	These options were granted on March 22, 2010 and 87,500 options vested on March 22, 2012 and 87,500 options will vest on each of March 22, 2013 and March 22, 2014.
(10)	These options were granted on March 22, 2010 and vested on March 22, 2011.
(11)	These options were granted on March 22, 2010 and vested on March 22, 2012.
(12)	Mr. Gibler was awarded 62,500 shares of restricted stock on April 17, 2008. As long as Mr. Gibler remained employed by us, his remaining shares of restricted stock were scheduled to vest as follows: (i) 21,250 shares would vest on the date that our gross revenues from the sale of products or licensing of technology (“Recognized Revenue”) equaled $115.0 million, and (ii) 20,625 shares would vest on the date that our Recognized Revenue equaled $150.0 million. Any restricted shares that had not vested prior to May 7, 2011 would automatically vest. Due to the death of Mr. Gibler on January 2, 2011, no further vesting of this restricted stock grant will occur.
(13)	250,000 options were granted on May 26, 2010. 62,500 of these options were scheduled to vest on each of May 26, 2011, May 26, 2012, May 26, 2013 and May 26, 2014. Due to the death of Mr. Gibler on January 2, 2011, 37,842 of the shares automatically vested on January 2, 2011 in accordance with the terms of this grant. No further vesting of this grant will occur.
(14)	100,000 options were granted on April 17, 2008 and 25,000 options vested on each of April 17, 2009 and April 17, 2010. 25,000 options were scheduled to vest on April 17, 2011, however, due to the death of Mr. Gibler on January 2, 2011, no further vesting will occur.
(15)	700,000 options were granted on May 6, 2010. Vesting was accelerated for the balance of 350,000 options on August 18, 2011 pursuant to an amendment to Mr. Stanley’s employee incentive stock options agreement in connection with Mr. Stanley’s resignation on August 18, 2011.

Option Exercises

The following table sets forth stock options that were exercised by each of our NEOs during the fiscal year 2011.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)
John Stanley	45,780	$23,742
(1) Computed based on the difference between the market value of the underlying shares of common stock at exercise and the exercise price of the option.

Employment Agreements

We were party to an employment agreement with each of our NEOs during 2011, as described in more detail below.

Employment Agreement with James Haworth

On April 28, 2011, we entered into an employment agreement with Mr. Haworth pursuant to which Mr. Haworth agreed to serve as our Chief Executive Officer. Pursuant to his employment agreement, Mr. Haworth was entitled to an annual base salary of $410,000, reimbursement of documented reasonable relocation expenses, and benefits generally available to our other senior executives. Mr. Haworth was also eligible to participate in all bonus plan(s), as our Board in its sole discretion may establish, in which our senior executives participate. In connection with his employment agreement, Mr. Haworth was granted 1,000,000 shares of restricted common stock and options to purchase up to an aggregate of 1,000,000 shares of common stock under the Equity Plan. The shares of restricted stock would have vested in full on April 28, 2015 so long as Mr. Haworth remained fully employed by us through such date. The options were to vest in two annual installments on each of April 28, 2012 and April 28, 2013. Mr. Haworth’s employment agreement had a term commencing on April 28, 2011 and continued until May 1, 2015. The employment agreement would have automatically renewed for an additional year beginning on such date unless written notice of non-renewal is given by either us or Mr. Haworth 60 days prior to the renewal date.

If Mr. Haworth’s employment was terminated without “cause” or by Mr. Haworth for “good reason” he would be entitled to receive severance payments equal to one and a half times his annual base salary. In addition, such salary continuation payments would be increased to two times his annual base salary and the continuation period would be increased to 24 months in the case of termination by us without “cause” or by Mr. Haworth for “good reason” during the 24-month period following a change in control. In addition, if a change in control occurs and the consideration received by our stockholders is at least $4.50 per share of common stock, and any payments made to Mr. Haworth as a result of such change of control are deemed to constitute “excess parachute payments” under Section 280(G)(b)(2) of the Internal Revenue Code, which would subject him to an excise tax under Section 4999 of the Internal Revenue Code, Mr. Haworth would have been entitled to receive a lump sum payment equal to 100% of such excise tax. During either the severance period or change in control severance period, Mr. Haworth and his dependents would continue to be covered by all group health, accident and life insurance plans in which Mr. Haworth or his dependents were participating immediately prior to the date of Mr. Haworth’s termination. In the event of Mr. Haworth’s death or becoming disabled, he or his estate is entitled to continuation of Mr. Haworth’s annual base salary for 90 days following such death or disability.

For purposes of this agreement, “cause” was defined as: (a) a willful material breach of executive’s obligations under the agreement, which the executive fails to cure, if curable, within 30 days after receipt of a written notice of such breach; (b) gross negligence in the performance or intentional non-performance of executive’s material duties to us or any of our affiliates; (c) conviction of a felony or a crime of moral turpitude; (d) conviction of a material act of deceit, fraud, perjury or embezzlement that involves or directly or indirectly causes harm to us or any of our affiliates; or (e) repeatedly (i.e., on more than one occasion) being under the influence of drugs or alcohol (other than over-the-counter or prescription medicine or other medically-related drugs to the extent they are taken in accordance with their directions or under the supervision of a physician) during the performance of executive’s duties to us or any of our affiliates, or, while under the influence of such drugs or alcohol, engaging in grossly inappropriate conduct during the performance of executive’s duties to us or any of our affiliates.

For purposes of this agreement, “good reason” means the occurrence, without executive’s prior written consent, of any of the following events: (a) any material breach by us of our obligations under the agreement; (b) a reduction in executive’s base salary (other than a reduction made in connection with an across-the-board proportionate reduction in the base salaries of all of our employees with a position of director or above that is no more than 10% of base salary); (c) a material reduction by us in the kind or level of employee benefits to which executive is entitled immediately prior to such reduction (other than a reduction generally applicable to all our executive level employees that, in combination with any reduction in base salary, does not reduce executive’s total compensation by more than 10%); (d) a material reduction by us of executive’s duties and level of responsibilities; or (e) requiring executive to be based at any office or location that is more than 50 miles from Satellite Beach, Florida; provided, that any such event described in (a) through (e) above will not constitute good reason unless executive delivers written notice of termination for good reason to us within 90 days after executive first learns of the existence of the circumstances giving rise to good reason, and within 30 days following the delivery of such notice, we have failed to cure the circumstances giving rise to good reason.

On May 18, 2012, Mr. Haworth resigned as Chief Executive Officer and Chairman of the Board and from such other roles and positions held with. In connection with Mr. Haworth’s resignation, Mr. Haworth was entitled to the following severance: (i) payment of his base salary accrued and unpaid through the Termination Date; (ii) payment of any earned but unused vacation through the Termination Date; (iii) reimbursement of any reasonable and qualified expenses properly incurred prior to the Termination Date; (iv) a $615,000 cash payment, representing one and a half (1.5) times his annual base salary, payable in bi-weekly installments over a period of 18 months (the “Haworth Severance Period”) and (v) in the event that we determine that the bonus performance metrics established by the Board have been met, a bonus payment determined by multiplying (A) Mr. Haworth’s 2012 annual base salary, (B) the highest participation factor actually used by us to calculate payments with respect to our other executive officers during 2012 and (C) a fraction representing the percentage of days that Mr. Haworth was employed with us during 2012. Mr. Haworth also has the right during the Haworth Severance Period to continuation of any applicable health, accident and life insurance plans or arrangements for which he was participating as of the termination date. Additionally, upon Mr. Haworth’s resignation, 263,889 unvested restricted shares of the common stock and 27,778 unvested options to purchase shares of common stock previously granted to Mr. Haworth vested in full on the termination date. The remaining unvested restricted shares of common stock or unvested options to purchase shares of common stock held by Mr. Haworth were forfeited as of the termination date. Mr. Haworth remains subject to certain non-competition, non-solicitation and confidentiality provisions during the Haworth Severance Period as described in his employment letter with the Company, dated April 28, 2011.

Employment Agreement with Fredric Maxik

On October 4, 2007, we entered into an employment agreement with Mr. Maxik pursuant to which Mr. Maxik agreed to serve as our Chief Scientific Officer. Under his employment agreement, Mr. Maxik was entitled to an annual base salary of $250,000. However, in May 2010, as part of the annual compensation review, Mr. Maxik’s base salary was increased from $250,000 to $300,000. We could also pay Mr. Maxik bonuses at such times and in such amounts as our Board determines, and Mr. Maxik was entitled to participate in the Equity Plan. Mr. Maxik’s employment agreement had a term commencing on October 4, 2007 and continued until October 4, 2012. It could be terminated at any time, without severance, by Mr. Maxik voluntarily or by us with “cause.” In the event that Mr. Maxik’s employment was terminated by us without “cause” or by Mr. Maxik with “good reason,” Mr. Maxik would have been entitled to severance pay equal to 12 months’ base salary. “Cause” and “good reason” had the same definitions as those terms in Mr. Gibler’s employment agreement, except that “cause” did not explicitly include a misrepresentation of education, work experience or other matter upon which the company relied in considering and offering employment.

On March 22, 2011, we entered into a new employment agreement with Mr. Maxik pursuant to which Mr. Maxik agreed to serve as our Chief Technology Officer. The new employment agreement contains substantially the same terms as the prior agreement. However, the new employment agreement extends the term to October 4, 2014 and increases the salary continuation period to 24 months in the event Mr. Maxik’s employment is terminated by us without “cause” or by Mr. Maxik for “good reason” during the 24-month period following a change in control. Any severance paid reduces the amount that Mr. Maxik otherwise would be entitled to receive for complying with the non-competition restrictions in his employment agreement, except in the case of a qualifying severance following a change in control.

For purposes of Mr. Maxik’s new employment agreement, “cause” is defined as: (a) a willful breach of the executive’s obligations under the agreement, which the executive fails to cure within 30 days after receipt of a written notice of such breach; (b) gross negligence in the performance or intentional non-performance of the executive’s material duties to us; (c) commission of a felony or a crime of moral turpitude; (d) commission of a material act of deceit, fraud, perjury or embezzlement that involves or directly or indirectly causes harm to us or any of our affiliates; or (e) repeatedly (i.e., on more than one occasion) being under the influence of drugs or alcohol (other than over-the-counter or prescription medicine or other medically-related drugs to the extent they are taken in accordance with their directions or under the supervision of a physician) during the performance of the executive’s duties to us or any of our affiliates, or, while under the influence of such drugs or alcohol, engaging in grossly inappropriate conduct during the performance of the executive’s duties to us or any of our affiliates.

Employment Agreement with Gregory Kaiser

On July 14, 2010, we entered into an employment agreement with Mr. Kaiser pursuant to which Mr. Kaiser agreed to serve as our interim Chief Financial Officer. Pursuant to the employment agreement, Mr. Kaiser was entitled to a base salary of $200,000 and benefits generally available to other employees. Mr. Kaiser was also eligible to participate in a bonus plan of up to 40% of his base salary based upon a combination of performance and personal achievements. Mr. Kaiser was also entitled to a grant of stock options in an amount to be determined. Mr. Kaiser’s employment is at will and may be terminated at any time. If Mr. Kaiser was terminated for reasons other than for “cause” or a change in control during the first year of employment, Mr. Kaiser was entitled to 12 weeks of base pay. If he were to be terminated anytime thereafter for reasons other than for “cause” or a change in control, Mr. Kaiser was entitled to 24 weeks of base pay. If Mr. Kaiser’s employment was terminated due to a change in control during the first year of employment, Mr. Kaiser was entitled to a severance payment of 24 weeks of base pay.

Effective as of February 10, 2011, we entered into a new employment agreement with Mr. Kaiser pursuant to which Mr. Kaiser agreed to continue to serve as our Chief Financial Officer. The new employment agreement contained substantially the same terms as the prior agreement. However, the new employment agreement increased the salary continuation period to 12 months in the event Mr. Kaiser’s employment was terminated by us without “cause” or by Mr. Kaiser for “good reason.” In addition, such salary continuation period was increased to 24 months in the case of termination by us without “cause” or by Mr. Kaiser for “good reason” during the 24-month period following a change in control. Any severance paid reduced the amount that Mr. Kaiser otherwise would be entitled to receive for complying with the non-competition restrictions in his employment agreement, except in the case of a qualifying severance following a change in control.

For purposes of Mr. Kaiser’s new employment agreement, “cause” meant the (a) misrepresentation of the executive’s education or work experience or any matter upon which we relied in considering and offering the executive’s employment; (b) willful breach of the executive of his employment obligations, which, if curable, the executive fails to cure within thirty (30) days after receipt of a written notice of such breach; (c) gross negligence or recklessness in the performance or intentional non-performance of the executive’s material duties to the company; (d) commission of a felony or a crime of moral turpitude; (e) commission of a material act of deceit, fraud, perjury or embezzlement that involves or directly or indirectly causes harm to us or any of our affiliates; or (f) repeatedly (i.e., on more than one occasion) being under the influence of drugs or alcohol (other than over-the-counter or prescription medicine or other medically-related drugs to the extent they are taken in accordance with their directions or under the supervision of a physician) during the performance of the executive’s duties for us, or, while under the influence of such drugs or alcohol, engaging in grossly inappropriate conduct during the performance of the executive’s duties for us.

For purposes of Mr. Kaiser’s new employment agreement, “good reason” meant the occurrence, without the executive’s prior written consent, of any of the following events: (a) any material breach by us of our obligations under the executive’s employment agreement; (b) a reduction in the executive’s base salary (other than a reduction made in connection with an across-the-board proportionate reduction in the base salaries of all officers of the company that is no more than 10%); (c) a material reduction by us in the kind or level of employee benefits to which the executive is entitled immediately prior to such reduction that is not generally applicable to all executive level employees of the company; or (d) a material reduction by the company of the executive’s duties and level of responsibilities; provided, that any such event described in (a) through (d) above will not constitute good reason unless the executive delivers to the company a written notice of termination for good reason within ninety (90) days after the executive first learns of the existence of the circumstances giving rise to good reason, and within thirty (30) days following the delivery of such notice, we have failed to cure the circumstances giving rise to good reason.

Effective August 23, 2012, Mr. Kaiser resigned as Chief Financial Officer. Mr. Kaiser will be entitled to receive the following in connection with his departure from the Company: (i) payment of his base salary for a period of 12 months following the departure date (the “Severance Period”); (ii) payment of any accrued but unused vacation through the departure date; and (iii) accelerated vesting of 250,000 employee stock options previously granted to Mr. Kaiser.

Additionally, Mr. Kaiser remains subject to certain non-competition, non-solicitation and confidentiality provisions during the Severance Period as described in his employment letter with the Company, dated February 10, 2011.

Employment Agreement with David Henderson

Effective February 10, 2011, we entered into an employment agreement with Mr. Henderson pursuant to which Mr. Henderson agreed to serve as our Chief Development Officer. Pursuant to the employment agreement, Mr. Henderson is entitled to a base salary of $200,000 and benefits generally available to other employees. Mr. Henderson is also eligible to participate in a bonus plan of up to a percentage of his base salary to be determined by us, based upon a combination of performance and personal achievements. Mr. Henderson’s employment is at will and may be terminated at any time. If Mr. Henderson is terminated for reasons other than for “cause” or if Mr. Henderson resigns for “good reason,” he will be entitled to a severance payment equal to 12 months of his base salary. In addition, such salary continuation period shall be increased to 24 months in the case of termination by us without “cause” or by Mr. Henderson for “good reason” during the 24-month period following a change in control. For purposes of Mr. Henderson’s employment agreement, “cause” and “good reason” have the same definition of “cause” and “good reason” in Mr. Kaiser’s employment agreement.

On May 31, 2012, Mr. Henderson resigned as Chief Development Officer of the Company. In connection with Mr. Henderson’s resignation, he will be entitled to the following severance: (i) payment of his base salary accrued and unpaid through the termination date; (ii) payment of any earned but unused vacation days through the Termination Date; (iii) continued payment of his base salary, payable in semi-monthly installments, for a period of 12 months following the termination date (the “Henderson Severance Period”).

Additionally, following Mr. Henderson’s resignation, he remains subject to certain non-competition, non-solicitation and confidentiality provisions during the Henderson Severance Period as described in his employment letter with the Company, dated February 10, 2011.

Employment Agreement with Edward (“Ted”) Russ

Effective February 10, 2011, we entered into an employment agreement with Mr. Russ pursuant to which Mr. Russ agreed to serve as our Chief Business Development Officer. Pursuant to the employment agreement, Mr. Russ was entitled to a base salary of $200,000, a car allowance of $600 per month and benefits generally available to other employees. Mr. Russ was also eligible to participate in a bonus plan of up to a percentage of his base salary to be determined by us, based upon a combination of performance and personal achievements. Mr. Russ’s employment was at will and could be terminated at any time. If Mr. Russ was terminated for reasons other than for “cause” or if Mr. Russ resigned for “good reason,” he was entitled to a severance payment equal to 12 months of his base salary. In addition, such salary continuation period would be increased to 24 months in the case of termination by us without “cause” or by Mr. Russ for “good reason” during the 24-month period following a change in control. For purposes of Mr. Russ’ employment agreement, “cause” and “good reason” had the same definition of “cause” and “good reason” in Mr. Kaiser’s employment agreement.

Effective April 1, 2012, we entered into a new employment agreement with Mr. Russ. The new employment agreement replaces and supersedes the terms of Mr. Russ’ previous employment agreement. Effective upon his entrance into the new employment agreement, Mr. Russ is no longer an executive officer of the company.

Employment Agreement with Zachary Gibler

On October 4, 2007, we entered into an employment agreement with Mr. Gibler pursuant to which Mr. Gibler agreed to serve as our Chief Business Development Officer. On August 17, 2009, such agreement was superseded by a new agreement pursuant to which Mr. Gibler agreed to serve as our Chief Executive Officer, effective as of June 11, 2009. Pursuant to this employment agreement, Mr. Gibler was entitled to an annual base salary of $275,000, a monthly car allowance of $1,200 and benefits generally available to other employees. However, in May 2010, as part of the annual compensation review, Mr. Gibler’s base salary was increased from $275,000 to $375,000. Mr. Gibler was also eligible to participate in a bonus plan of up to 40% of his base salary based upon a combination of our performance and personal achievements. Pursuant to his employment agreement, we agreed to grant Mr. Gibler an award of restricted stock and/or options under the Equity Plan, which award would be made at a later date. Mr. Gibler’s employment agreement could be terminated at any time, without severance, by Mr. Gibler voluntarily or by us with “cause.” If Mr. Gibler’s employment were terminated by us without “cause” or by Mr. Gibler for “good reason,” then he would be entitled to severance pay equal to 12 months’ base salary.

For purposes of this agreement, “cause” was defined as: (a) a misrepresentation of the executive’s education, work experience and/or any other matter upon which the company relied in considering and offering employment; (b) willful breach of the executive’s obligations under the agreement, which breach the executive fails to cure, if curable, within 30 days after receipt of a written notice of such breach; (c) gross negligence in the performance or intentional non-performance of material duties to the company; (d) commission of a felony or a crime of moral turpitude; (e) commission of a material act of deceit, fraud, perjury or embezzlement that involves or directly or indirectly causes harm to the company; (f) repeatedly (i.e., on more than one occasion) being under the influence of drugs or alcohol during the performance of the executive’s duties to the company or, while under the influence of such drugs or alcohol, engaging in grossly inappropriate conduct during the performance of the executive’s duties to the company. “Good reason” was defined as any of the following occurrences (without the executive’s consent): (a) any material breach by the company of its obligations under the agreement that is not cured within a reasonable time, (b) a reduction in base salary that is greater than 10% or greater proportionally than an across-the-board reduction in the base salaries of all officers of the company, (c) a material reduction by the company in the kind or level of employee benefits to which the executive is entitled immediately prior to such reduction that is not generally applicable to all executive level employees; or (d) a material reduction by the company of the executive’s duties and responsibilities, including a material change in job title.

Mr. Gibler passed away on January 2, 2011

Employment Agreement with John Stanley

On April 7, 2010, we entered into an employment agreement with Mr. Stanley pursuant to which Mr. Stanley agreed to serve as our Senior Vice President, Global Supply Chain. Pursuant to the employment agreement, Mr. Stanley was entitled to a base salary of $200,000 and benefits generally available to other employees. However, in January 2011, as part of the annual compensation review, Mr. Stanley’s base salary was increased from $200,000 to $250,000. Mr. Stanley was also eligible to participate in a bonus plan of up to 40% of his base salary based upon a combination of performance and personal achievements. In addition, pursuant to his employment agreement, we agreed to grant Mr. Stanley an option, to purchase 700,000 shares of common stock under the Equity Plan. Mr. Stanley’s employment was at will and was subject to termination at any time. If Mr. Stanley’s employment was terminated for reasons other than for “cause” or a change in control, Mr. Stanley was entitled to six months of base salary. If Mr. Stanley’s employment was terminated due a change in control, Mr. Stanley was entitled to 12 months of base salary.

Effective as of February 10, 2011, we entered into a new employment agreement with Mr. Stanley pursuant to which Mr. Stanley agreed to serve as our Chief Operating Officer. The new employment agreement contained substantially the same terms as the prior agreement. However, the new employment agreement increased the salary continuation period to 12 months in the event Mr. Stanley’s employment was terminated by us without “cause” or by Mr. Stanley for “good reason.” In addition, such salary continuation period would be increased to 24 months in the case of termination by us without “cause” or by Mr. Stanley for “good reason” during the 24-month period following a change in control. Any severance paid would reduce the amount that Mr. Stanley otherwise would be entitled to receive for complying with the non-competition restrictions in his employment agreement, except in the case of a qualifying severance following a change in control.

For purposes of Mr. Stanley’s new employment agreement, “cause” had the same meaning given to the term in Mr. Kaiser’s new employment agreement. “Good reason” had the same meaning given to the term in Mr. Maxik’s new employment agreement.

On February 10, 2011, the compensation committee also amended the vesting provisions of Mr. Stanley’s option agreements to provide that 50% of the options granted would vest on the first and second anniversary of the applicable date of grant. The amendment also provided that the options would become fully vested upon the optionholder’s death, disability, termination without cause or termination for good reason.

On August 18,, 2011, we entered into a separation agreement with Mr. Stanley pursuant to which Mr. Stanley’s employment terminated immediately. Under the terms of the separation agreement, among other things, Mr. Stanley was entitled to a cash payment equal to 12 months of his then base salary. In addition, in connection with Mr. Stanley’s resignation, we entered into an amendment to Mr. Stanley’s employee incentive stock option agreement pursuant to which all of Mr. Stanley’s outstanding unvested stock options vested in full on the separation date.

Estimated Benefits and Payments Upon Termination of Employment or Change of Control

The following table describes the potential payments and benefits upon termination of our NEOs’ employment before or after a change in control of our company as described above, as if each officer’s employment terminated as of December 30, 2011, the last business day of fiscal 2011. See “Compensation Discussion and Analysis—Principal Elements of Executive Compensation—Severance and Change in Control Benefits” for a description of the severance and change in control arrangements for our NEOs.

Name	Severance Amount ($)		Accelerated Vesting of Stock Options ($) (1)	Accelerated Vesting of Restricted Stock ($) (1)	Benefit Continuation ($)		Total ($)
James Haworth
Termination without cause	$615,000	(2)	$531,736	$265,868	$28,548	(3)	$1,441,152
Voluntary (Good Reason)	$615,000	(2)	$531,736	$265,868	$28,548	(3)	$1,441,152
Voluntary	—		—	NA	—		—
Death/Disability	—		$1,550,000	$1,550,000	—		$3,100,000
Change in Control	$820,000	(4)	$1,550,000	$1,550,000	$38,064	(5)	$3,958,064
Gregory Kaiser
Termination without cause	$221,603	(6)	$387,500	—	—		$609,103
Voluntary (Good Reason)	$221,603	(6)	$387,500	—	—		$609,103
Voluntary	—		—	—	—		—
Death/Disability	—		$387,500	—	—		$387,500
Change in Control	$443,206	(4)	$387,500	—	—		$830,706
Frederic Maxik
Termination without cause	$310,232	(6)	—	—	—		$310,232
Voluntary (Good Reason)	$310,232	(6)	—	—	—		$310,232
Voluntary	—		—	—	—		—
Death/Disability	—		—	—	—		—
Change in Control	$620,464	(4)	—	—	—		$620,464
David Henderson
Termination without cause	$221,603	(6)	$135,625	—	—		$357,228
Voluntary (Good Reason)	$221,603	(6)	$135,625	—	—		$357,228
Voluntary/Death/Disability	—		—	—	—		—
Change in Control	$443,206	(4)	$406,875	—	—		$850,081
Edward (“Ted”) Russ
Termination without cause	$204,859	(6)	$387,500	—	—		$592,359
Voluntary (Good Reason)	$204,859	(6)	$387,500	—	—		$592,359
Voluntary/Death/Disability	—		—	—	—		—
Change in Control	$409,718	(4)	$387,500	—	—		$797,218

(1)	Assumes a market value of $1.55 per share of common stock, as reported on the OTC Bulletin Board on December 30, 2011.
(2)	This severance payment consists of one and a half times Mr. Haworth’s annual base salary.
(3)	The benefit continuation will be paid by the Company for 18 months as of the separation date.
(4)	This severance payment consists of twice the officer’s annual base salary.
(5)	The benefit continuation will be paid by the Company for 24 months as of the separation date.
(6)	This severance payment consists of the officer’s annual base salary.

Director Compensation

Director compensation is determined by the Board. During 2011, each of our non-employee directors was entitled to the following compensation:

•

non-qualified stock options to purchase 12,000 shares of common stock, which options were awarded on January 3, 2011 and vested in equal quarterly installments on the first trading day immediately following the end of each fiscal quarter of 2011;

•	$120,000 payable in equal quarterly installments at the beginning of each fiscal quarter;

•	the chair of the Audit Committee was entitled to an additional $50,000, payable in equal quarterly installments at the beginning of each fiscal quarter;

•	the chair of the Finance Committee was entitled to an additional $100,000, payable in equal quarterly installments at the beginning of each fiscal quarter;

•

the chair of any other committee (other than the Audit and Finance Committees) was entitled to an additional $15,000, payable in equal quarterly installments at the beginning of each fiscal quarter; and

•	the Vice Chairmen of the Board were each entitled to an additional $155,000, payable in equal quarterly installments at the beginning of each fiscal quarter.

For 2011, each non-employee director was able to elect to receive all or a portion of the cash component of their compensation in shares of common stock at a stated price per share of $3.30. All such shares were issued on January 3, 2011:

For their service during 2012, our non-employee directors serving at the beginning of 2012 were entitled to receive the following compensation:

•

for each director, either stock options to purchase 100,000 shares of common stock at an exercise price of $1.19 (the closing price per share on the date immediately preceding the issuance date), vesting in quarterly increments during 2012 and having a term of ten years, or 84,033 restricted shares of common stock (representing $100,000 of the Company’s common stock at a price of $1.19 per share), vesting in quarterly increments during 2012; and

•

for each director serving on the Audit Committee and/or Committee of Independent Directors, either an additional option to receive either stock options to purchase 25,000 shares of the common stock at an exercise price of $1.19, in quarterly increments during 2012 and having a term of ten years, or 21,008 shares of common stock (representing $25,000 of the Company’s common stock at a price per share of $1.19), vesting in quarterly increments during 2012.

Each non-employee director appointed the Board on May 25, 2012 in connection with the Preferred Offering was entitled to receive the following compensation:

•

for each director, either stock options to purchase 60,274 shares of common stock at an exercise price of $1.52 (the closing price per share on the date immediately preceding the issuance date), having a term of ten years, or 84,033 restricted shares of common stock (representing $100,000 of the Company’s common stock at a price of $1.52 per share), vesting in quarterly increments during 2012; and

•

for each director serving on the Audit Committee and/or Committee of Independent Directors, either an additional option to receive either stock options to purchase 15,068 shares of the common stock at an exercise price of $1.52, in quarterly increments during 2012 and having a term of ten years, or 21,008 shares of common stock (representing $25,000 of the Company’s common stock at a price per share of $1.52), vesting in quarterly increments during 2012.

The portion of compensation granted for service during the remaining portion of the second quarter of 2012 vested immediately. The remaining compensation granted to such directors vested, or are scheduled to vest on the first day of the third and fourth quarters of 2012.

Director Compensation Table

Directors who are employees of the company receive no additional compensation for their service on our Board or its committees. The following table shows the overall compensation earned for the 2011 fiscal year with respect to each person who was a non-employee director as of December 31, 2011.

For 2011, non-employee directors were compensated for their service through a combination of a cash retainer and grants of nonqualified stock options to purchase shares of our common stock. The cash component of compensation was payable in equal quarterly installments at the beginning of each fiscal quarter. However, each non-employee director was able to elect to receive all or a portion of the cash component in shares of common stock.

The option grants to non-employee directors generally vest in quarterly installments on the first trading day immediately following the end of each fiscal quarter. The exercise price of all option grants was equal to at least the fair market value on the date of grant and the maximum term of the option was ten years. The options were made subject to the Equity Plan and an individual stock option agreement. Non-employee directors appointed to fill a vacancy between annual meetings of stockholders are generally granted equity awards in an amount and with vesting terms that correspond to the remaining term of their service.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Robert Bachman	$119,998	$50,002	(2)	$39,600	—	—	—	$209,600
David Bell	$135,000	—		$39,600	—	—	—	$174,600
Charles Darnell	—	$275,000	(3)	$39,600	—	—	—	$314,600
Donald Harkleroad	$190,000	$100,000	(4)	$39,600	—	—	—	$329,600
Michael Kempner	—	$120,000	(5)	$39,600	—	—	—	$159,600
T. Michael Moseley	$60,000	$60,000	(6)	$39,600	—	—	—	$159,600
Richard Weinberg (7)	—	$120,000	(8)	$39,600	—	—	—	$159,600
Leon Wagner	—	$220,000	(9)	$39,600	—	—	—	$259,600

(1)	Represents the total grant date fair value, as determined under FASB ASC Topic 718, of all awards granted to the director during fiscal year 2011, as applicable. Assumptions used to calculate these amounts are included in Note 12, “Equity Based Compensation Plans,” to our consolidated financial statements for the year ended December 31, 2011. On January 3, 2011, the directors were each granted options to purchase 12,000 shares of common stock with an exercise price of $3.30 per share.
(2)	Pursuant to his election to receive a portion of his cash retainer in shares of common stock, Mr. Bachman received 15,152 shares of common stock with a value of $3.30 per share.
(3)	Pursuant to his election to receive a portion of his cash retainer in shares of common stock, Mr. Darnell received 83,333 shares of common stock with a value of $3.30 per share.
(4)	Pursuant to his election to receive a portion of his cash retainer in shares of common stock, Mr. Harkleroad received 30,303 shares of common stock with a value of $3.30 per share.
(5)	Pursuant to his election to receive his entire cash retainer in shares of common stock, Mr. Kempner received 36,364 shares of common stock with a value of $3.30 per share.
(6)	Pursuant to his election to receive a portion of his cash retainer in shares of common stock, Mr. Moseley received 18,182 shares of common stock with a value of $3.30 per share.
(7)	Mr. Weinberg serves on our Board as a designee of Pegasus Capital. Pursuant to the policies of Pegasus Capital, any fees paid to Mr. Weinberg are for the benefit of Pegasus Capital.
(8)	Pursuant to its election to receive the entire cash retainer payable to Mr. Weinberg in shares of common stock, Pegasus Capital received 36,364 shares of common stock with a value of $3.30 per share.
(9)	Pursuant to his election to receive his entire cash retainer in shares of common stock, Mr. Wagner received 66,667 shares of common stock with a value of $3.30 per share.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee assists the Board in its general oversight of the Company’s financial reporting processes. The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee. During each fiscal year, the Audit Committee reviews the Company’s financial statements, management reports, internal control over financial reporting and audit matters. In connection with these reviews, the Audit Committee meets with management and the independent public accountants at least once each quarter. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. These meetings include, whenever appropriate, executive sessions in which the Audit Committee meets separately with the independent public accountants, internal auditors, financial management personnel and legal counsel.

As part of its review of audit matters, the Audit Committee supervises the relationship between the Company and its independent registered public accounting firm, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent public accountants. Together with senior members of the Company’s financial management team, the Audit Committee reviewed the overall audit scope and plans of the independent public accountants, the results of external audit examinations, and evaluations by management of the Company’s internal control over financial reporting and the quality of the Company’s financial reporting.

In addition, the Audit Committee reviewed key initiatives and programs aimed at designing and maintaining an effective internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the steps taken to maintain the effectiveness of internal procedures and controls.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews and discusses the quarterly and annual consolidated financial statements with management, and the Company’s independent registered public accounting firm prior to their issuance. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which is responsible for establishing and maintaining adequate internal control over financial reporting, preparing the financial statements and other reports, and maintaining policies relating to legal and regulatory compliance, ethics and conflicts of interest. KPMG LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” including a discussion with management and the independent public accountants of the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments and the disclosures in the Company’s financial statements. In addition, the Audit Committee reviewed and discussed with KPMG LLP matters related to its independence, including a review of audit and non-audit fees and the written disclosures in the letter from KPMG LLP to the Audit Committee required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountant’s communication with the Audit Committee concerning independence. The Audit Committee concluded that KPMG LLP is independent from the Company and its management.

Taking all these reviews and discussions into account, the Audit Committee recommended to the Board that the audited financial statements be included in Lighting Science Group’s Annual Report on Form 10-K for fiscal year 2011, for filing with the SEC.

AUDIT COMMITTEE

Donald Harkleroad

The Report of the Audit Committee set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

Fees to Independent Registered Public Accounting Firm

The following is a summary of the fees billed to us by McGladrey & Pullen, LLP and KPMG LLP for professional services rendered in 2010 and 2011, respectively:

	2010	2011
Audit Fees	$648,057	$897,404
Audit-Related Fees	41,153	76,866
Tax Fees	—	18,000
All Other Fees	—	—
Total Fees	$689,210	$992,270

Audit Fees. This category includes the audit of the our annual consolidated financial statements, reviews of our financial statements included in our Form 10-Qs and services that are normally provided by our independent registered public accounting firm in connection with its engagements for those years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements.

Audit-Related Fees. This category consists of assurance and related services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consents regarding equity issuances.

Tax Fees. This category typically consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice. We did not engage McGladrey & Pullen, LLP for tax compliance, advisory and planning services during 2010.

All Other Fees. This category typically consists of fees for other miscellaneous items. We did not incur such fees during 2010 or 2011.

Pre-Approval Policies and Procedures

Under the Audit Committee’s pre-approval policies and procedures, the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. On an annual basis, the Audit Committee pre-approves a list of services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. In addition, the Audit Committee sets pre-approved fee levels for each of the listed services. Any type of service that is not included on the list of pre-approved services must be specifically approved by the Audit Committee or its designee. Any proposed service that is included on the list of pre-approved services but will cause the pre-approved fee level to be exceeded will also require specific pre-approval by the Audit Committee or its designee.

The Audit Committee has delegated pre-approval authority to the Audit Committee chairman and any pre-approved actions by the Audit Committee chairman as designee are reported to the Audit Committee for approval at its next scheduled meeting.

All of the services rendered by KPMG LLP in 2011 were pre-approved by the Audit Committee.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in our proxy materials for our 2013 Annual Meeting of Stockholders is April 30, 2013, upon which date such stockholder proposal will be considered untimely. Stockholder nominations for director and other proposals that are not to be included in such materials must be received no earlier than March 17, 2013 and no later than the close of business on June 17, 2013. Any such stockholder proposals or nominations for director must be submitted to our Corporate Secretary in writing at our corporate offices at 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice Bylaw provisions, subject to applicable rules of the SEC.

A copy of Lighting Science Group’s 2011 Annual Report on Form 10-K, as amended, is available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to Lighting Science Group Corporation, Attention: Investor Relations, 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937.

APPENDIX A

LIGHTING SCIENCE GROUP CORPORATION

2012 AMENDED AND RESTATED EQUITY-BASED COMPENSATION PLAN

(Effective as of July 5, 2012)

A-i

A-ii

LIGHTING SCIENCE GROUP CORPORATION

2012 AMENDED AND RESTATED EQUITY-BASED COMPENSATION PLAN

Section 1. Purpose.

The purpose of the Lighting Science Group Corporation 2012 Amended and Restated Equity-Based Compensation Plan (the “Plan”) is to provide a means through which Lighting Science Group Corporation, a Delaware corporation, and any successor thereto (the “Company”), and its Subsidiaries may attract and retain able persons as employees, directors and consultants of the Company and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company’s stock, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ. A further purpose of this Plan is to provide such employees and directors with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for granting Incentive Stock Options, Options which do not constitute Incentive Stock Options, Restricted Stock Awards, Stock Appreciation Rights, Phantom Stock Awards or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein. Effective as of July 5, 2012, this Plan amends and restates in its entirety the Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan, which was approved by the Company’s stockholders effective as of September 11, 2008.

Section 2. Definitions.

For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a) “Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

(b) “Award” means any Option, SAR (including Limited SAR), Restricted Stock Award, Phantom Stock Award, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under this Plan.

(c) “Beneficiary” means one or more persons, trusts or other entities which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(a) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in the state of Texas are authorized or obligated by law or executive order to close.

(g) “Change in Control” means the first to occur after the date this Plan is adopted by the Board of any of the following events:

(i) The acquisition or the completion of a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any individual, entity or group (within the meaning of section 13(d)3 or 14(d)(2) of the Exchange Act) (each, a “Person”), of 35% or more of either (x) the then outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (C) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or

(ii) A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members constituting the Board prior to the date of the appointment or election; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of this Section 2(g), in the event an Award issued under the Plan is subject to section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of section 409A of the Code, the definition of “Change in Control” for purposes of such Award shall be the definition provided for under section 409A of the Code and the regulations or other guidance issued thereunder.

(h) “Change in Control Price” means the amount calculated in accordance with Section 9 of this Plan.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(j) “Committee” means the Compensation Committee of the Board or a committee of two or more directors designated by the Board to administer this Plan or portions hereof; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be (i) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” as defined under section 162(m) of the Code, unless administration of this Plan by “outside directors” is not then required in order to qualify for tax deductibility under section 162(m) of the Code, and (iii) “independent” under any applicable listing requirements. Notwithstanding anything to the contrary herein, the Board shall have the authority to designate a separate committee of two or more directors to administer and grant awards under this Plan to members of the Board, and in the event such separate committee has been designated, any references to “Committee” contained herein shall be deemed to include such separate committee.

(k) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e) of this Plan.

(l) “Disability” means, as determined by the Board in its sole discretion exercised in good faith, a physical or mental impairment of sufficient severity that either the Participant is unable to continue performing the duties he performed before such impairment or the Participant’s condition entitles him to disability benefits under any insurance or employee benefit plan of the Company or its Subsidiaries and that impairment or condition is cited by the Company as the reason for termination of the Participant’s employment or participation as a member of the Board. Notwithstanding the foregoing provisions of this Section 2(l), in the event an Award issued under the Plan is subject to section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of section 409A of the Code, the definition of “Disability” for purposes of such Award shall be the definition of “disability” provided for under section 409A of the Code and the regulations or other guidance issued thereunder.

(m) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash or Stock equal in value to dividends paid with respect to a specified number of shares of Stock.

(n) “Eligible Person” means all officers and employees of the Company or of any Subsidiary, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in this Plan (however, in the case of ISOs, only to the extent permitted under applicable law).

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(p) “Fair Market Value” means, as of a particular date:

(i) if the shares of Stock are listed on any established national securities exchange, the closing sales price per share of Stock on the consolidated transaction reporting system for the principal securities exchange for the Stock on such date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported,

(ii) if the shares of Stock are not so listed on an established national securities exchange but are quoted on the Nasdaq National Market System (or any successor thereof), the closing sales price per share of Stock on the Nasdaq National Market System (or any successor thereof) on such date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported,

(iii) if the Stock is not so listed on an established national securities exchange or quoted on the Nasdaq National Market System (or any successor thereof), the mean between the closing bid and asked price on such date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by Pink OTC Markets, Inc. (or any successor thereof), or

(iv) if none of (i) through (iii) above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Stock.

Notwithstanding anything to the contrary contained in this Plan or in any applicable Award agreement, as of any particular day, Fair Market Value shall be determined, for purposes of Incentive Stock Option grants, in accordance with the requirements of section 422 of the Code (and the regulations issued thereunder), and for purposes of grants of any Awards intended to be in compliance with section 409A of the Code, in accordance with section 409A of the Code and Section 1.409A-1(b)(5)(iv) of the regulations issued thereunder or any successor provisions thereto.

(q) “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

(r) “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Committee may utilize one or more Independent Third Parties.

(s) “Limited SAR” means a right granted to a Participant under Section 6(g) hereof.

(t) “Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock at a specified price during specified time periods.

(u) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(o) hereof.

(v) “Participant” means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.

(w) “Performance Award” means a right, granted to a Participant under Section 8 hereof, to receive a cash payment or Stock based upon performance criteria specified by the Committee.

(x) “Phantom Stock” means a right, granted to a Participant under Section 6(l) hereof, to receive Stock, cash or a combination thereof at the end of a specified vesting period.

(y) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3), an “outside director” within the meaning of regulation 1.162-27 under section 162(m) of the Code, and “independent” within the meaning of any applicable listing requirements.

(z) “Restricted Stock” means Stock granted to a Participant under Section 6(k) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(aa) “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.

(bb) “Rule 701” means Rule 701, promulgated by the Securities and Exchange Commission under the Securities Act, as from time to time in effect and applicable to the Plan and Participants.

(cc) “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(dd) “Stock” means the Company’s Common Stock, par value $.001 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.

(ee) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(f) hereof.

(ff) “Subsidiary” means (i) any corporation in which the Company owns, directly or indirectly, stock possessing more than 50% of the total combined voting power of all classes of stock entitled to vote of such corporation or more than 50% of the total value of shares of all classes of stock of such corporation, and (ii) any other business organization, regardless of form, in which the Company possesses, directly or indirectly, more than 50% of the total combined equity interests of such organization.

Section 3. Administration.

(a) Authority of the Committee

This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and the number of shares of Stock or any combination thereof that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (C) the effect of termination of employment of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Option that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act or section 162(m) of the Code; (ix) subject to ratification by the Board, terminate, modify, or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final, binding and conclusive on all persons.

(b) Manner of Exercise of Committee Authority

At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Section 10(a) hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering this Plan.

(c) Limitation of Liability

The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Subsidiary, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

Section 4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery

Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for delivery in connection with Awards under this Plan, from inception, is 55,000,000, 100% of which may be granted as Incentive Stock Options.

(b) Application of Limitation to Grants of Awards

No Award may be granted if (i)(A) the number of shares of Stock to be delivered in connection with such Award or, (B) in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates exceeds (ii) the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards

Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

(d) Stock Offered

The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market, in each situation as the Board or the Committee may determine from time to time at its sole option.

Section 5. Eligibility; Per Person Award Limitations.

Awards may be granted under this Plan only to Eligible Persons. In each fiscal year during any part of which this Plan is in effect, a Covered Employee may not be granted Options or SARs relating to more than 7,000,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, and in the case of Performance Awards intended to comply with the requirements of section 162(m) of the Code which have an aggregate value of more than $1,500,000 (provided that if such Performance Awards involve the issuance of shares of Stock, said aggregate value shall be based on the Fair Market Value of such shares at the time of the grant of such Performance Award).

Section 6. Specific Terms of Awards.

(a) Grant of Awards; Performance-Based Compensation; Section 409A

Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. Except in cases in which the Committee is authorized to require other forms of consideration under this Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award. The Committee shall retain full power and discretion to accelerate, waive, amend or modify, at any time, any term or condition of an Award or an Award agreement that is not mandatory under this Plan; provided, that, notwithstanding anything to the contrary contained in the Plan:

(i) To the extent that the Committee determines on the grant date that an Award shall qualify as “other performance-based compensation” for purposes of section 162(m) of the Code, the Board and the Committee shall not exercise any discretion to accelerate, waive, amend or modify any term or condition of such Award or Award agreement that would cause such Award to fail to qualify as “other performance-based compensation”; and

(ii) It is intended that all Awards be exempt from the application of section 409A of the Code. Accordingly, the Board and the Committee shall not exercise any discretion to accelerate, waive, amend or modify any term or condition of such Award or Award agreement that would cause such Award to become subject to section 409A of the Code.

(b) Options

The Committee is authorized to grant Options to Participants on the terms and conditions set forth in Sections 6(c), (d) and (e)  hereof.

(c) Exercise Price

Each Option agreement shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that the Exercise Price per share of Stock subject to an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock on the date of grant of the Option or in the case of an Incentive Stock Option granted to an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or its parent or any Subsidiary 110% of the Fair Market Value per share of the Stock on the date of grant.

(d) Time and Method of Exercise

The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(k). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of such of exercise in accordance with the applicable law.

(e) ISOs

The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other incentive stock option (within the meaning of section 422 of the Code)) of the Company or a parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the incentive stock options are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code. Any Option granted prior to stockholder approval of this Plan shall only be treated as an ISO if the Company’s stockholder approve this Plan on or before July 5, 2013.

(f) Stock Appreciation Rights

The Committee is authorized to grant SARs to Participants on the terms and conditions set forth in Sections 6(g), (h), (i) and (j) hereof.

(g) Right to Payment

An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 2(h) hereof) over (ii) the Fair Market Value of one share of Stock on the date of grant.

(h) Rights Related to Options

A Stock Appreciation Right granted pursuant to an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 6(h)(ii). That Option shall then cease to be exercisable to the extent surrendered. Stock Appreciation Rights granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

(i) A Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

(ii) Upon the exercise of a Stock Appreciation Right related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying:

1.	the difference obtained by subtracting the exercise price of a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right, by

2.	the number of shares as to which that Stock Appreciation Right has been exercised.

(i) Right Without Option

A Stock Appreciation Right granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the Stock Appreciation Right, which Award agreement shall comply with the following provisions:

(i) Each Award agreement shall state the total number of shares of Stock to which the Stock Appreciation Right relates.

(ii) Each Award agreement shall state the time or periods in which the right to exercise the Stock Appreciation Right or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the Stock Appreciation Right shall vest at each such time or period.

(iii) Each Award agreement shall state the date at which the Stock Appreciation Rights shall expire if not previously exercised.

(iv) Each Stock Appreciation Right shall entitle a Participant, upon exercise thereof, to receive payment of an amount determined by multiplying:

(a) the difference obtained by subtracting the Fair Market Value of a share of Stock on the date of grant of the Stock Appreciation Right from the Fair Market Value of a share of Stock on the date of exercise of that Stock Appreciation Right, by

(b) the number of shares as to which the Stock Appreciation Right has been exercised.

(j) Terms

The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs, which may only be exercised in connection with a Change in Control or other event as specified by the Committee, may be granted on such terms, not inconsistent with this Section 6(j), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

(k) Restricted Stock

The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions

Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture

Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock

Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits

As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(l) Phantom Stock

The Committee is authorized to grant Phantom Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified vesting period, subject to the following terms and conditions:

(i) Vesting and Settlement

A Participant shall vest in an Award of Phantom Stock upon expiration of the vesting period specified by the Committee, which vesting conditions may be based on the achievement of performance goals and/or future service requirements. As soon as reasonably practicable after the lapse of the vesting period and before the later of (x) the end of the calendar year which includes the date on which the vesting period lapsed and (y) the 15th day of the third calendar month following the date on which the vesting period lapsed, the Company shall deliver Stock or cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Phantom Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii) Forfeiture

Upon termination of employment during the applicable vesting period (as provided in the Award agreement evidencing the Phantom Stock), all Phantom Stock that is at that time subject to vesting shall be forfeited; provided that, subject to Sections 6(a)(ii) and 6(a)(iii), the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that forfeiture conditions relating to Phantom Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Phantom Stock.

(iii) Dividend Equivalents

At the date of grant, the Committee shall specify that Dividend Equivalents, if any, on the specified number of shares of Stock covered by an Award of Phantom Stock be either (A) paid with respect to such Phantom Stock on the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically deemed reinvested in additional Phantom Stock covered by the Award.

(m) Bonus Stock and Awards in Lieu of Obligations

The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements; provided that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under section 16(b) of the Exchange Act and from coverage under section 409A of the Code. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or a Subsidiary in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

(n) Dividend Equivalents

The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash or Stock equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. Except Dividend Equivalents deemed reinvested in Phantom Stock pursuant to Section 6(l)(iii), Dividend Equivalents shall be paid or distributed no later than the 15th day of the third month following the fiscal year in which the Board declares the dividend.

(o) Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock and Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards; provided, that any Award granted under this Section 6(o) shall satisfy the requirements for exemption from the application of section 409A of the Code, and the Board and the Committee shall not exercise any discretion to accelerate, waive, amend or modify any term or condition of such Award or Award agreement that would cause such Award to become subject to section 409A of the Code. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(o) shall be purchased for such consideration (which shall not be less than Fair Market Value), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(o).

Section 7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards

Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Phantom Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered.

(b) Term of Awards

The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).

(c) Form and Timing of Payment under Awards

Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards or other property, and shall be made in a single payment or transfer. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control), provided such acceleration would not cause such Award to violate the requirements of section 409A of the Code. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(d) Exemptions from Section 16(b) Liability

It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b).

(e) Non-Competition Agreement

Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company or any of its Subsidiaries for a period after the termination of such Participant’s employment with the Company and its Subsidiaries as determined by the Committee.

Section 8. Performance and Annual Incentive Awards.

(a) Performance Conditions

The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under section 162(m) of the Code.

(b) Performance Awards Granted to Designated Covered Employees

If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award may be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

(i) Performance Goals Generally

The performance goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria

One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow return; (5) return on net assets, return on assets, return on investment, return on capital, or return on equity; (6) economic value added; (7) operating margin or contribution margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; or operating income; (9) total stockholder return; (10) debt reduction; and (11) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

(iii) Individual Performance Criteria

The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

(iv) Performance Period; Timing for Establishing Performance Goals

Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period (the Performance Period”) of at least 12 months and up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

(v) Performance Award Pool

The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section 8(b)(ii) and (iii) hereof during the Performance Period, as specified by the Committee in accordance with Section 8(b)(iv) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(vi) Settlement of Performance Awards; Other Terms

After the end of each Performance Period, the Committee shall determine the amount, if any, of (A) the Performance Award pool, and the maximum amount of potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of potential Performance Award otherwise payable to each Participant. Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after the date on which the Performance Period has lapsed and the Committee has made a determination under clause (A) or (B) above, and before the later of (x) the end of the calendar year which includes the date on which the Performance Period has lapsed and the Committee has made such determination and (y) the 15th day of the third calendar month following the date on which the Performance Period has lapsed and the Committee has made such determination, the Company shall deliver to each Participant Stock or cash equal to the Participant’s Performance Award, if any. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a Performance Period or settlement of Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees

If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

(i) Annual Incentive Award Pool

The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given Performance Period, as specified by the Committee in accordance with Section 8(b)(iv) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii) Potential Annual Incentive Awards

Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under section 162(m) of the Code, the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under section 162(m) of the Code, the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

(iii) Payout of Annual Incentive Awards

After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under section 162(m) of the Code. As soon as reasonably practicable after the date on which the fiscal year has ended and the Committee has made a determination under Clause (A) or (B) above, and before the later of (x) the end of the calendar year which includes the date on which the fiscal year has ended and the Committee has made such determination and (y) the 15th day of the third calendar month following the date on which the fiscal year has ended and the Committee has made such determination, the Company shall deliver to each Participant Stock or cash equal to the Participant’s Annual Incentive Award, if any. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

(d) Written Determinations

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

(e) Status of Section 8(b) and Section 8(c) Awards under Section 162(m) of the Code

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of this Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with section 162(m) of the Code does not comply or is inconsistent with the requirements of section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

Section 9. Recapitalization or Reorganization.

(a) Existence of Plans and Awards

The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b) Subdivision or Consolidation of Shares

The terms of an Award and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (A) the maximum number of shares of Stock available for the Plan as provided in Section 4 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock available for the Plan as provided in Section 4 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii) Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly give each Participant such a notice.

(iv) Adjustments under Subsections 9(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

(c) Corporate Restructuring

If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization. Upon a Change in Control the Committee, shall fully accelerate the forfeiture provisions associated with all outstanding Awards and, acting in its sole discretion without the consent or approval of any holder, effect one of the following alternatives with respect to Options: (1) accelerate the time at which all Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Options and all rights of holders thereunder shall terminate, (2) require the mandatory surrender to the Company of all of the outstanding Options held by such holders (irrespective of whether such Options are then exercisable under the provisions of this Plan) as of a date, before such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each holder an amount of cash per share equal to the excess, if any, of the amount calculated in Section 9(d) (the “Change in Control Price”) of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) allow for the conversion of Options into options to purchase a security of a successor to the Company.

(d) Change in Control Price

The “Change in Control Price” shall equal the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the per share price offered to holders of the same class of Stock of the Company in any such merger or consolidation, (ii) the per share value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of the same class of Stock of the Company in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 9(d) or Section 9(c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(e) Non-Option Awards

In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Stock, the aggregate number of shares available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(f) Additional Issuances

Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

(g) Restricted Stock Awards

Plan provisions to the contrary notwithstanding, with respect to any Restricted Stock Awards outstanding at the time a Change in Control as described in Section 2(g) occurs, all Stock awarded to the holder pursuant to a Restricted Stock Award shall fully vest and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date.

Section 10. General Provisions.

(a) Transferability

(i) Permitted Transferees

The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Award or authorize all or a portion of such Awards to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, any person sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (X) there may be no consideration for any such transfer and (Y) subsequent transfers of Awards transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Award and transfers to other Permitted Transferees of the original holder. Agreements evidencing Awards with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Subsection 10(a)(i).

(ii) Domestic Relations Orders

An Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii) Other Transfers

Except as expressly permitted by Subsections 10(a)(i) and 10(a)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

(iv) Effect of Transfer

Following the transfer of any Award as contemplated by Subsections 10(a)(i), 10(a)(ii) and 10(a)(iii), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law and (B) the provisions of the Award relating to exercisability hereof shall continue to be applied with respect to the original Participant and, following the occurrence of any such events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(v) Procedures and Restrictions

Any Participant desiring to transfer an Award as permitted under Subsections 10(a)(i), 10(a)(ii) or 10(a)(iii) shall make application therefore in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short-swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.

(vi) Registration

To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Section 10(a) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.

(b) Taxes

The Company and any Subsidiary is authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(c) Changes to this Plan and Awards

The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

(d) Limitation on Rights Conferred under Plan

Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary, (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(e) Unfunded Status of Awards

This Plan is intended to constitute an “unfunded” plan for certain incentive awards.

(f) Nonexclusivity of this Plan

Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under section 162(m) of the Code. Nothing contained in this Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(g) Payments in the Event of Forfeitures; Fractional Shares

Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration to the Company in exchange for such Award, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Severability

If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

(i) Compliance with Legal and Exchange Requirements.

The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of shares of Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such shares or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares of Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue shares of Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or shares of Stock issuable thereunder) (i) that shall lapse because of such postponement or (ii) for any failure to comply with the requirements of any applicable law, rules or regulations, including, but not limited to, any failure to comply with the requirements of section 409A of the Code.

(j) Governing Law

All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any choice of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

(k) Conditions to Delivery of Stock

Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award or Phantom Stock Award payable in Stock, the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any Restricted Stock Award or Phantom Stock Award payable in Stock, require from the Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

(l) Headings and Captions

The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan and shall not be employed in the construction of this Plan.

(m) Plan Effective Date

This Plan has been adopted by the Board effective as of July 5, 2012.

0	¢

LIGHTING SCIENCE GROUP CORPORATION

BUILDING 2A, 1227 SOUTH PATRICK DRIVE

SATELLITE BEACH, FLORIDA 32937

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE

COMPANY FOR THE ANNUAL MEETING ON SEPTEMBER 13, 2012

The undersigned hereby constitutes and appoints Zvi Raskin and Thomas Shields, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on this proxy card, all of the shares of common stock of Lighting Science Group Corporation held of record by the undersigned on August 10, 2012, at the Annual Meeting of Stockholders to be held at Lighting Science Group’s headquarters, Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937, on Thursday, September 13, 2012, and at any adjournments or postponements thereof, on all matters coming before said meeting, and especially to vote on the items of business specified on the reverse side, as more fully described in the notice of the meeting dated August 28, 2012 and the proxy statement accompanying such notice.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX (SEE REVERSE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

(Continued and to be signed on the reverse side)

¢	14475	¢

ANNUAL MEETING OF STOCKHOLDERS OF

LIGHTING SCIENCE GROUP CORPORATION

September 13, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://investor.lsgc.com/financials.cfm

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	20433000000000000000 5	091312

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. Election of Directors:	NOMINEES:		2. Approval of our 2012 Amended and Restated Equity-Based Compensation Plan:	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Steven G. Marton O Donald Harkleroad O K.R. (Kaj) den Daas O Leon Wagner		3. Ratification of the appointment of KPMG LLP as our independent public accounting firm for fiscal 2012:	☐	☐	☐

4.   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR ALL THE NOMINEES FOR DIRECTOR, (II) FOR PROPOSAL 2 AND (III) IN THE DISCRETION OF THE PROXY, ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

The undersigned hereby revokes any proxy or proxies previously given to represent or vote such common stock and hereby ratifies and confirms all actions that said proxy, his substitutes, or any of them, may lawfully take in accordance with the terms hereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Joint Stockholder	Date:

¢

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢